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                                                Filed Pursuant to RULE 424(b)(3)
                                                      Registration No. 333-65093



PROSPECTUS



                                 MIGRATEC, INC.



                34,571,469 Shares of Common Stock, No Par Value


This Prospectus (the "Prospectus") relates to the offer and sale of up to 34,571,469 shares of Common Stock, no par value (the "Common Stock"), of MigraTEC, Inc. (the "Company" or "MigraTEC") by certain selling shareholders (the "Selling Security Holders"). Of the 34,571,469 shares of Common Stock offered hereby (the "Shares"), (i) up to 300,000 are issuable upon exercise of two-year Common Stock Purchase Warrants exercisable at $0.01 per share, (ii) up to 1,000,000 are issuable upon exercise of three-year Common Stock Purchase Warrants exercisable at $0.10 per share, (iii) up to 112,500 are issuable upon exercise of one-year Common Stock Purchase Warrants exercisable at $0.20 per share, (iv) up to 2,147,750 are issuable upon exercise of three-year Common Stock Purchase Warrants exercisable at $0.20 per share, (v) up to 600,000 are issuable upon exercise of two-year Common Stock Purchase Warrants exercisable at $0.25 per share, (vi) up to 204,878 are issuable upon exercise of five-year Common Stock Purchase Warrants exercisable at $0.25625 per share, (vii) up to 3,213,591 are issuable upon exercise of three-year Common Stock Purchase Warrants exercisable at $0.35 per share, (viii) up to 500,000 are issuable upon exercise of five-year Common Stock Purchase Warrants exercisable at $0.40 per share, (ix) up to 35,000 are issuable upon exercise of three-year Common Stock Purchase Warrants exercisable at $0.50 per share, and (x) up to 240,000 are issuable upon exercise of five-year Common Stock Purchase Warrants exercisable at $0.70 per share (collectively the "Warrants"). This Prospectus covers the resale of the 34,571,469 Shares and, in accordance with Rule 416 under the Securities Act of 1933, such presently indeterminate number of additional Shares as may be issuable pursuant to the anti-dilution provisions of the Warrants. See "Selling Security Holders."

The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "MIGR." On September 28, 1998, the closing bid price for the Company's Common Stock was $0.28 per share. There can be no assurances that a substantial trading market for its Common Stock will develop or be sustained in the future. See "Price Range of Common Stock" and "Description of Securities."

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. POTENTIAL PURCHASERS SHOULD NOT INVEST IN THESE SECURITIES UNLESS THEY CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT HEREIN. SEE "HIGH RISK FACTORS."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is October 20, 1998

The Company believes that the number of shares of Common Stock to which this Prospectus relates are be the maximum number of shares of Common Stock that are likely to be issued to the Selling Security Holders and sold hereby.

The Selling Security Holders have advised the Company that they propose to sell the Shares, from time to time, publicly through broker-dealers acting as agents for others, or in private sales. See "Selling Security Holders" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares offered hereby by the Selling Security Holders except upon any exercise of the Warrants.

The Company will pay all offering expenses for the offering, estimated at approximately $94,854, including: (i) the SEC registration fee ($2,854); (ii) blue sky fees ($1,000); (iii) printing and engraving expenses ($25,000); (iv) legal fees and expenses ($25,000); (v) accounting fees and expenses ($25,000);
(vi) transfer agent fees and expenses ($6,000); and (vii) miscellaneous expenses ($10,000); but will not pay any discounts or commissions incurred by the Selling Security Holders.

The Company has informed the Selling Security Holders that the anti-manipulative rules and regulations under the Securities Exchange Act of 1934, including Regulation M thereunder, may apply to their sales in the market and has furnished each of the Selling Security Holders with a copy thereof. The Company has also informed the Selling Security Holders of the need for delivery of copies of this Prospectus in connection with any sale of Shares registered hereunder.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THIS DATE.

The Company will furnish its shareholders with annual reports containing audited financial statements and may distribute quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.


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The Company has filed with the Securities and Exchange Commission (the
"Commission") a Registration Statement on Form SB-2 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, or Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604, or Suite 500 East, 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street N.W., Washington D.C. 20549, at prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.


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                               PROSPECTUS SUMMARY

The following is intended to summarize more detailed information and financial statements and notes thereto which are set forth more fully elsewhere in this Prospectus or incorporated herein by reference and, accordingly, should be read in conjunction with such information.

Other than historical and factual statements, the matters and items discussed in this Prospectus are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Certain factors that could contribute to such differences are discussed with the forward-looking statements throughout this Prospectus and are summarized in Sections "High Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                   THE COMPANY

MigraTEC, Inc. (the "Company" or "MigraTEC") is a provider of software products and services which address both the Year 2000 ("Y2K") challenge and the need for companies to migrate existing software applications to new and more efficient hardware and software platforms.

Migration is the process of making all changes necessary to move an organization's current software applications from an existing operating system to a new target operating system in order to utilize advancing technology and meet changing business requirements. Migration allows companies to retain the functionality and business processes which have been developed in their existing software applications while gaining the efficiencies which result from moving the software applications to more advanced technology platforms. Migration avoids the business interruption, retraining and re-engineering problems created when a software application is totally replaced. Thus, migration not only extends the productive life of existing software applications, which have already been developed at significant cost, but also preserves the business logic and consistency of the existing software application, ensuring continued ease of ongoing maintenance of the software.

MigraTEC's software technology has been utilized in over 400 migration projects, facilitated either directly by the Company or through a license of previous technology of the Company to IBM. Successful migration projects performed by the Company include Caterpillar Inc., Ameritech Inc., USAA Insurance, Duke Energy, Bell Sygma, The Sabre Group Inc., Payless ShoeSource Inc., Group 1 Software Europe Ltd. and AutoTester Inc., including follow-up projects at Duke Energy, Bell Sygma, Ameritech Inc. and The Sabre Group Inc.

In order to facilitate the Company's transition from its prior dependency on the revenues generated from the IBM software license, a new management team was brought into the Company in 1997 to implement a turnaround plan based on further developing MigraTEC's proprietary "core" software technology and establishing the Company as a "technology partner" of large strategically positioned companies. Currently, MigraTEC is focused on further developing its proprietary technology to serve as the foundation for an advanced "universal migration" software tool designed to facilitate the transition between numerous computer


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languages and operating platforms. The Company intends to utilize the enhanced technology to facilitate its provision of migration services and to generate additional revenues through the licensing of the technology to large computer products and services organizations.


With rapid technological changes occurring in today's marketplace, such as the move to the Internet, Windows and WindowsNT, the development of 64 bit processors, Y2K compliance issues, and the advent of the introduction of the European Monetary Unit, management believes that MigraTEC's proprietary software technology represents an attractive resource for companies seeking access to technology that will allow them to respond to these challenges and market opportunities. MigraTEC's proprietary technology is designed to automate a significant amount of the migration process by identifying critical code elements in the software to be migrated, thereby automating a high percentage of the changes required. In June of 1998, the Company submitted a patent application covering certain processes relating to the "core" portion of its proprietary software technology.


The Company is designing its software products so they can be used:

       o by MigraTEC to provide a variety of services for its business customers,

       o by individual businesses to correct or migrate their own client/server software applications, or

       o by other services and/or systems integrators in order to facilitate their delivery of solutions and/or hardware to their customers.

The first "product" to which the Company has applied its enhanced technology is MigraTEC2000, a Y2K software tool to remediate Y2K problems for client/server applications. The Company's MigraTEC2000 software product utilizes a parsing technology to perform the following: (1) an inventory of the current source code to ensure that all lines of code in the application are present for analysis and remediation, (2) an analysis of the code to ensure that all lines of code containing Y2K date related fields have been identified, and (3) an automated remediation of the code pursuant to parameters and instructions determined by the client. The patent application filed by the Company was related to the parsing technology incorporated into its MigraTEC2000 software product. Parsing technology, which management believes is superior to scanning technologies, is a technology that analyzes the structural relationships contained within computer program code. The superiority that parsing technology achieves is in the identification of not only the obvious names of program elements but also the numerous and subtle ways in which those elements interact with each other to produce secondary effects.

MigraTEC, Inc., was organized under the State of Florida in February 1989, under the name New York Acquisitions, Inc. On February 29, 1996, the Company acquired all of the capital stock of One Up Corporation in a reverse acquisition and changed its name to One Up Corporation. Thereafter, on February 16, 1998, the Company changed its name to MigraTEC, Inc. The address and telephone number of the Company's executive offices are: 12801 North Stemmons Freeway, Suite 710, Farmers Branch, Texas 75234, telephone number (972) 969-0300, facsimile number
(972) 969-0315.


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                     THE OFFERING AND OUTSTANDING SECURITIES


Common Stock Outstanding                      44,553,705 shares of
                                              Common Stock

Common Stock Offered by Selling               34,571,469 shares of
     Security Holders                         Common Stock

Number of shares underlying Common
     Stock Purchase Warrants included in
     this offering                            8,353,719 (1)

Risk Factors                                  Investment in these securities
                                              involves a high degree of
                                              risk.  See "High Risk
                                              Factors."

OTC Bulletin Board Symbol                     "MIGR" (2)


--------------------

(1) Under the terms of the Warrants outstanding, (i) Warrants to purchase 300,000 shares are exercisable at $0.01 per share, (ii) Warrants to purchase 1,000,000 shares are exercisable at $0.10 per share, (iii) Warrants to purchase 2,260,250 shares are exercisable at $0.20 per share, (iv) Warrants to purchase 600,000 shares are exercisable at $0.25 per share, (v) Warrants to purchase 204,878 shares are exercisable at $0.25625 per share, (vi) Warrants to purchase 3,213,591 shares are exercisable at $0.35 per share, (vii) Warrants to purchase 500,000 shares are exercisable at $0.40 per share, (viii) Warrants to purchase 35,000 shares are exercisable at $0.50 per share, and (ix) Warrants to purchase 240,000 shares are exercisable at $0.70 per share, on or prior to December 31, 2002.

(2) The Company intends to apply for the listing of its Common Stock on the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ") at such time as the Company satisfies NASDAQ listing requirements. However, there can be no assurances that the Common Stock will qualify for listing at any time in the future. See "Description of Securities."


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                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                           Years Ended December 31,                  Six Months Ended June 30,
                                                 (Audited)                                (Unaudited)
                                           1997                 1996                 1998                 1997
                                        --------------------------------------------------------------------------
Statement of Operations Data:

Revenues                              $ 2,045,607          $ 2,259,997          $   774,440          $   712,061
Total operating expenses              $ 4,500,640          $ 7,149,986          $ 2,925,555          $ 2,363,274
Loss from operations                  $(2,455,033)         $(4,889,989)         $(2,151,115)         $(1,651,213)
Net loss                              $(2,517,606)         $(3,717,152)         $(2,085,344)         $(1,757,617)
Net loss per common share             $    (0.094)         $    (0.231)         $    (0.057)         $    (0.069)

Balance Sheet Data:

Current assets                        $   456,371          $   872,492          $   902,167          $   125,198
Working capital surplus
(deficit)                             $(1,563,162)         $(1,147,820)         $   327,318          $(2,354,871)
Total assets                          $ 1,031,856          $ 1,883,033          $ 1,365,717          $   680,869
Total liabilities                     $ 3,106,368          $ 2,545,312          $ 1,698,085          $ 2,580,069
Stockholders' deficit                 $(2,070,760)         $  (667,911)         $  (328,616)         $(1,895,448)


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                                  RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

RECENT OPERATING LOSSES

The Company was organized in January 1991, and while it has experienced certain periods of profitability since its inception, the Company has sustained substantial losses in recent times. For the years ended December 31, 1997 and 1996, the Company incurred net losses of $2,517,606 and $3,717,152, respectively, and for the six months ended June 30, 1998, the Company incurred net losses of $2,085,344. At June 30, 1998, the Company had an accumulated deficit of $6,081,378. Results of operations in the future will be influenced by numerous factors including technological developments, further development of the Company's proprietary software products and services, expansion of the Company's marketing program, capacity to identify itself as a Y2K solutions provider, ability to control increases in expenses associated with sales growth, obtaining substantial additional funding, market acceptance of the Company's products and services, the capacity of the Company to expand and maintain the quality of its software migration products, competition and the ability to attract and maintain a skilled and cohesive management group, and the ability of the Company to control costs. In addition, the Company will be subjected to all the risks incident to a rapidly developing and technologically oriented business with only a limited history of operations. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

LIMITED OPERATING HISTORY; GOING CONCERN QUALIFICATION IN INDEPENDENT ACCOUNTANT'S REPORT

The Company has only a limited operating history upon which an evaluation of the Company's performance and prospects can be made. The Company's prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in industries characterized by emerging markets and products entailing high levels of technological obsolescence, as well as intense competition and regulation. Accordingly, there can be no assurance that the Company will be able to successfully manage and expand, increase its revenues, attract sufficient funding and develop profitable operations to offset the risks inherent in the establishment of an expanding technology oriented business. As a result of the aforementioned conditions and deficiencies, the Company's independent certified public accountants included an explanatory paragraph in their report dated


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April 1, 1998, indicating that such conditions raise substantial doubt about the
Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Financial Statements."

SIGNIFICANT CAPITAL REQUIREMENTS

The Company's capital requirements have been and will continue to be significant due to the substantial costs associated with product development and refinement, recruitment of skilled personnel and the marketing of innovative software products and related services primarily to large established corporations and other corporations. The Company's cash requirements for purposes of developing its products have been substantial, and, as a result, the Company is dependent upon capital resources provided by investors in order to finance its operations. Based upon the Company's currently proposed plans and assumptions relating to its current business plan, the Company anticipates that it has sufficient cash requirements for three months as of the date hereof. In the event the Company's products are not developed and refined on a timely basis, contracts for the provision of products and technology are not consummated in sufficient number, or in the event the Company's current resources otherwise prove to be insufficient for the implementation of the Company's business plan and working capital requirements, the Company will be required to seek additional financing. The Company has no current arrangements with respect to, or potential sources of, additional financing, and it is not anticipated that existing shareholders will satisfy any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse affect on the Company, including the curtailment of its product development, marketing and expansion activities. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

RISKS ASSOCIATED WITH Y2K PRODUCTS

The Company believes that there will be a substantial market for its Y2K software products based on pressure for companies and others to rewrite old computer codes and convert computer systems to use new codes that acknowledge the year 2000. Failure to successfully implement such programs for any reason, whether or not attributable to the Company or its Y2K products, could result in substantial exposure to the Company. While MigraTEC includes in its contractual terms for the provision of its Y2K products, various provisions which limit its liability in the event that client companies are not able to successfully implement Y2K conversions and adjustments, there can be no assurances that customers confronting adverse economic conditions might not seek to circumvent such limitations or that third parties affected by unsuccessful implementation programs will not seek to seek financial remedies against the Company. Given the uncertainty of implementing Y2K programs, the Company could find itself as a significant target of litigation in the future.

Furthermore, the Company anticipates that the competition for technical personnel will increase substantially as companies continue to hire technical personnel and consultants to perform services to implement Y2K solutions. Such increased competition could materially and


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adversely affect the Company's ability to attract and retain qualified technical personnel in the future. The Company also believes that many of its customers and potential customers will continue to devote substantial resources to Y2K projects. As a result, the Company's customers or potential customers may postpone other information systems projects pending completion of their Y2K projects. This could adversely affect the demand for the Company's other products and services. In addition, the Company's competitors offering Y2K services and products may be able to obtain other assignments from customers previously served by the Company or may provide solutions which give them an advantage in competing for new customers. Moreover, the Company expects that Y2K projects will peak prior to calendar year 2000 as companies address their Y2K needs. Thereafter, the availability of a substantial number of information technology personnel formerly engaged in Y2K projects could have a material adverse affect on the Company, including reducing the demand for the Company's services, increasing competition for available customer engagements and creating downward pressure on pricing for the Company's services and products. See "Business."

UNCERTAINTY OF MARKET ACCEPTANCE

Developing market acceptance for the Company's existing and proposed products and services will require substantial marketing and sales efforts and the expenditure of a significant amount of funds to inform customers as to the benefits and cost advantages of the Company's services and products as well as to achieve name recognition. There can be no assurance that the Company will be able to successfully develop or position its products or services, or that any marketing efforts undertaken by the Company will result in increased demand for or market acceptance of the Company's products and services.

RAPID TECHNOLOGY CHANGE

The software development industry in which the Company competes, as well as the computer industry as a whole, is subject to rapid technological change and obsolescence. In order for the Company to compete effectively, it must offer products which receive customer and consumer acceptance and fulfill customer and industry needs. To the extent that the Company is unable to keep pace with technological advances and enhancements comparable to and competitive with those made by others in the industry, the Company's products may become obsolete. There can be no assurances that the Company's products will not be rendered obsolete by changing technology or that the Company will be able to respond to advances in technology or changes in customer or consumer needs in a commercially feasible manner. See "Business."

DEPENDENCE ON KEY PERSONNEL

The success of the Company will be largely dependent on the efforts of the members of the management of the Company, particularly W. Curtis Overstreet, its President and Chief Executive Officer, and Benjamin Swirsky, its Chairman. Although the Company has entered into employment and consulting agreements with various members of the management, including all officers of the Company, there can be no assurance that such persons will continue their employment with the Company. The loss of the services of one or more of such key


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personnel would have a material adverse effect on the Company's ability to maximize its use of its products and technologies or to develop related products and technologies. The success of the Company also is dependent upon its ability to hire and retain additional qualified executive, programming, engineering and marketing personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel. See "Management."

RECRUITMENT AND RETENTION OF INFORMATION TECHNOLOGY PROFESSIONALS

The Company's business involves delivering services and products and remains partially labor intensive. The Company's success depends upon its ability to attract, develop, motivate and retain highly skilled information technology consultants possessing the technical skills and experience necessary to meet customer needs. Qualified information technology personnel are in high demand worldwide and are likely to remain a limited resource for the foreseeable future. The shortage of information technology professionals has in the past and is likely in the future to result in wage inflation. The Company competes for such individuals with general information technology service firms, temporary staffing and personnel placement companies, general management consulting firms, major accounting firms, divisions of large hardware and software companies, systems consulting and implementation firms, programming companies and niche providers of information technology services. There can be no assurance that qualified information technology personnel will continue to be available to the Company in sufficient numbers, or that the Company will be successful in retaining current or future employees and consultants. Failure to attract or retain qualified information technology personnel in sufficient numbers could have a material adverse affect on the Company's business, operating results and financial condition. See "Business."

SUBSTANTIAL INDEBTEDNESS

The Company's operations have been financed in part from short-term and long-term indebtedness provided by shareholders and others. The Company is obligated to repay the Senior Secured Promissory Notes in the principal amount of $1,112,500 on July 1, 1999. In the absence of sufficient financing, the Company may be materially adversely affected by the requirement to repay the Notes since it may not have use of such funds to either sustain or to continue the development of its operations. If the Company is unable to secure additional financing or to generate sufficient cash flow from operations to meet scheduled or unscheduled debt payments, there can be no assurance that the Company will be able to repay or restructure such indebtedness, and any default on its debt would have a material adverse effect on the Company. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OTHER LIABILITY RISKS

The Company is exposed to liability risks with respect to other products and services provided by the Company, such as damages caused by errors of MigraTEC personnel and possible misuse of client proprietary information. Although the Company maintains insurance coverage, due to the nature of the Company's projects and engagements, there can be no assurance that such


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insurance coverage will continue to be available on reasonable terms or that it will be adequate to cover any such liability. Furthermore, many of the Company's contracts involve projects that are critical to its customers' business or products, and the benefits provided by the Company may be difficult to quantify. The Company's failure or inability to meet a client's expectations in the execution of its services or the provision of its products could result in a material adverse effect on the Company's business or products and, therefore, could give rise to claims against the Company or damage to the Company's reputation, which might adversely affect its business, operating results and financial condition.

PRODUCT DEVELOPMENT RISKS

The Company's business is, to a large degree, subject to continued updating of existing technology, enhancing current software conversion products and development of new products. Product enhancement and development involves a high degree of risk, and there is no assurance that development efforts of the Company will be successful or, if successful, that such efforts can be completed on a cost effective and timely basis. Additional funds may be necessary to develop or enhance a product, and there can be no assurance that such funds will be available upon acceptable terms. Finally, there is no assurance that, once a product has been developed, it will be accepted in the marketplace, will be commercially successful, or will not be rendered technologically obsolete soon after its development. See "Business."

COMPETITION

The Company is engaged in a highly competitive segment of the data processing industry. The Company competes, directly or indirectly, with a large number of companies providing various levels of services or products comparable with those provided by the Company. MigraTEC competes with many firms which provide products and services similar to the Company's current and proposed offerings. Most of these competitors have capital, name recognition and financial, personnel and other resources far greater than those of MigraTEC. These competitors include IBM, Andersen Consulting, Computer Science Corporation, Viasoft, Acceler8 and many others. The Company's ability to compete effectively will depend, in part, upon its systems' features, their cost effectiveness, the ability of the Company to maintain state-of-the-art technology, the ability of the Company to service its products efficiently and the Company's success in marketing and selling such products and services. No assurance can be given that the Company will effectively compete within its market.

Industry standards with respect to the markets for the technology and products being developed by the Company are continually evolving, which often results in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will depend on its ability to complete development and introduce into the marketplace its proposed products and technology, to continually enhance and improve its products and technology in a timely manner, to adapt its proposed products in order to be compatible with specific products manufactured by others, and to successfully develop and market new products and technology. There can be no assurance that the Company will be able to compete successfully, that its competitors or future competitors will not develop technologies or products that render the Company's products and


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technology obsolete or less marketable, or that the Company will be able to successfully enhance its proposed products or technology or adapt them satisfactorily. See "Business - Competition."

DIFFICULTIES IN MAINTAINING PROPRIETARY RIGHTS

The Company's success is dependent upon its proprietary applications software technology, which may be difficult to protect. The Company currently relies on a combination of contractual rights, trade secrets, know-how, trademarks, patents, nondisclosure agreements and technical knowledge to establish and protect its proprietary rights. There can be no assurance, however, that the measures taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of the technology or independent development by others of products with features based upon, or otherwise similar to, those of the Company's products. Additionally, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights or trade secrets of others, there can be no assurance that the Company's technology does not and will not so infringe, or that third parties will not assert infringement claims, trade secret violations, competitive torts or other proprietary rights violations against the Company in the future. In the case of infringement, the Company could, under certain circumstances, be required to modify its products or obtain licenses, which would likely require cash or other consideration. There can be no assurance that the Company would be able to do either in a timely manner or upon acceptable terms and conditions, and such failure could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the resources to defend or prosecute a patent infringement or other proprietary rights infringement action.

NO ASSURANCE OF PROTECTION FOR PROPRIETARY RIGHTS; RELIANCE ON TRADE SECRETS

The Company will seek to maintain its proprietary rights by patents, trade secret protection and by the use of nondisclosure and restrictive covenant agreements with its employees. While the Company has taken legal precautions to protect its interests, there can be no assurance that meaningful proprietary protection can be attained, that the Company will be able to enter into or enforce patents and agreements which restrict competitive activities of its employees, or that various individuals trained by the Company may not seek to engage in competitive activities subsequent to their employment by the Company. The Company has filed a patent application on its MigraTEC2000 technology. While the Company believes that, if granted, this patent would provide protection for its technology, there can be no assurance that any patent will issue.

CONTROL OF THE COMPANY BY PRESENT SHAREHOLDERS

Members of management and their affiliates will own and control the vote of approximately 21% of the outstanding shares of Common Stock, which, among other things, will enable them to elect the Company's entire Board of Directors and generally control the operations of the Company.

NO DIVIDENDS ANTICIPATED TO BE PAID

The Company has not paid any cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends in the foreseeable future. The future payment of dividends is directly dependent upon future earnings of the Company, the capital requirements of the Company, its financial requirements, and other factors to be determined by the Company's Board of Directors. For the foreseeable future, it is anticipated that earnings, if any, which may be generated from the Company's operations will be used to finance the growth of the Company, and that cash dividends will not be paid to Common Stock shareholders. See "Dividend Policy."

IMMEDIATE SUBSTANTIAL DILUTION TO PURCHASERS IN THIS OFFERING

Initial purchasers of the Common Stock of the Company offered hereby will incur an immediate and substantial dilution from the purchase price of their shares. As of June 30, 1998, the negative net tangible book value of the Company's Common Stock was approximately $0.008 per share.

POSSIBLE RESALES OF SECURITIES BY CURRENT SHAREHOLDERS AND DEPRESSIVE EFFECT ON MARKET

There are currently 29,986,265 shares of the Company's Common Stock outstanding which were "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933 as amended, inclusive of shares being registered pursuant to the Registration Statement, of which this Prospectus is a part. Certain of such shares will be eligible for public sale only if registered under the Securities Act or if sold in accordance with Rule 144. Under Rule 144, a person who has held restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 may have a depressive effect on the market price of the Company's Common Stock due to the potential increased number of publicly held securities. The timing and amount of sales of Common Stock covered by this Prospectus, as well as such subsequently filed registration statement, could have a depressive effect on the market price of the Company's Common Stock. See "Shares Eligible for Future Sales."

LIMITED MARKET FOR THE COMPANY'S COMMON STOCK; POSSIBLE VOLATILITY OF SECURITIES PRICES

There is currently only a limited trading market for the Common Stock of the Company. The Common Stock of the Company trades on the OTC Bulletin Board under the symbol "MIGR," which is a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ System. There can be no assurance that a substantial trading market will develop (or be sustained, if developed) for the Company's Common Stock upon completion of this offering, or that purchasers will be able to resell their securities or otherwise liquidate their investment without considerable delay, if at all. Recent history relating to the market prices of newly public companies indicates that, from time to time, there may be significant volatility in the market price of the Company's securities because of factors unrelated, as well as related, to the Company's operating performance. There can be no assurances that the Company's Common Stock will ever qualify for inclusion within the NASDAQ System, or that more than a limited market will ever develop for its Common Stock. See "Price Range of Common Stock."

BROKER-DEALER SALES OF COMMON STOCK AND LIMITATION ON MARKETABILITY; POSSIBLE FAILURE TO QUALIFY FOR NASDAQ SMALLCAP MARKET LISTING

The Company's Common Stock is not presently included for trading on the NASDAQ System, and there can be no assurances that the Company will ultimately qualify for inclusion within that system. The Nasdaq Stock Market, Inc., has recently adopted certain changes to the entry and maintenance criteria for listing eligibility on The Nasdaq SmallCap Market. The entry standards now require at least $4 million in net tangible assets or $750,000 in net income in two of the last three years. The entry standards also require a public float of at least one million shares, a $5 million market value of public float, a minimum bid price of $4.00 per share, at least three market makers, and at least 300 round lot shareholders. The newly enacted maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 round lot shareholders. The Company currently does not meet the minimum NASDAQ (SmallCap) financial criteria and no assurance can be given that the Common Stock of the Company will ever qualify for inclusion on the NASDAQ System. Until the Company's shares qualify for inclusion in the NASDAQ System, the Company's Common Stock will be traded in the over-the-counter markets on the OTC Bulletin Board. As a result, the Company's Common Stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and may also affect the ability of shareholders to sell their shares in the secondary market. See "Description of Securities."

POSSIBLE APPLICABILITY OF RULES RELATING TO LOW PRICED STOCKS

Any shares which trade under $5.00 per share are considered Penny Stocks. The Shares offered hereby are being sold for under $5.00 per share and will be considered Penny Stock. There is no assurance a market for the Common Stock of the Company will develop. In the event that the share price does not reach $5.00 per share, these shares will be subject to the Penny Stock Rules promulgated under the Securities Exchange Act of 1934. These rules regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The Penny Stock Rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the Penny Stock Rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of purchases in the instant offering and trading activity in the secondary market for the Company's Common Stock. If the Company's Shares are, or become, subject to the Penny Stock Rules, investors in this offering may find it more difficult to sell such securities.

ANTI-TAKEOVER PROVISIONS

The Board of Directors has the authority to issue 1,000,000 shares of Redeemable Convertible 12% Preferred Stock (the "Redeemable Preferred Stock"), none of which are outstanding, and to fix the dividends, liquidation, conversion, redemption and other rights, preferences and limitations of such shares without any further vote or action of the shareholders. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Redeemable Preferred Stock, as well as other preferred stock, with dividend, liquidation, conversion voting or other rights which could adversely affect the voting power or the rights of the holders of the Company's Common Stock. In the event of issuance, any class of preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in the control of the Company. Furthermore, certain provisions of the Company's Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt of the Company. In addition, certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti- takeover effects. See "Description of Securities."

LIMITATION OF LIABILITY

The Florida General Corporation Law provides that a director is not personally liable for monetary damages to the Company or any other person for breach of fiduciary duty, except under very limited circumstances. Such a provision makes it more difficult to assert a claim and obtain damages from a director in the event of his non-intentional breach of fiduciary duty. See "Description of Securities."

                           PRICE RANGE OF COMMON STOCK

There is currently only a highly limited trading market for the Common Stock of the Company. The Common Stock of the Company trades on the OTC Bulletin Board under the symbol "MIGR" which is a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ System. Since the time the Company's Common Stock was included on the OTC Bulletin Board on June 14, 1996, the price of the Common Stock has generally been quoted in the range of a high closing bid price of $5.00 and a low closing bid price of $0.09 based on limited trading. There can be no assurance that a substantial trading market will develop (or be sustained, if developed) for the Common Stock upon completion of this offering, or that purchasers will be able to resell their securities or otherwise liquidate their investment without considerable delay, if at all. Recent history relating to the market prices of newly public or recently listed companies indicates that, from time to time, there may be significant volatility in the market price of the Company's securities because of factors unrelated, as well as related, to the Company's operating performance. There can be no assurances that the Company's Common Stock will ever qualify for inclusion within the NASDAQ System or that more than a limited market will ever develop for its Common Stock. See "Risk Factors - Possible Applicability of Rules Relating to Low Priced Stocks; Possible Failure to Qualify for NASDAQ SmallCap Market Listing."

As of September 28, 1998, the approximate number of record holders of the Company's Common Stock was 780.

The Company's Common Stock has been traded on the NASD Over-The-Counter
("OTC") Bulletin Board since June 14, 1996. The predecessor to the Company was acquired by an inactive public company on February 29, 1996. The following table sets forth, for the periods indicated, the high and low closing bid prices for the Company's Common Stock on the OTC Bulletin Board. On September 28, 1998, the closing price for the Company's Common Stock on the OTC Bulletin Board was $0.28 per share. At September 28, 1998, the Company had 44,553,705 shares of Common Stock outstanding.


        Period                     High Bid           Low Bid
--------------------------         ---------          --------
First Quarter 1997                 $   0.594          $   0.09

Second Quarter 1997                $   0.50           $   0.30

Third Quarter 1997                 $   0.95           $   0.30

Fourth Quarter 1997                $   0.86           $   0.35

First Quarter 1998                 $   0.70           $   0.35

Second Quarter 1998                $   0.60           $   0.30

Third Quarter 1998 through
     September 28, 1998            $   0.89           $   0.20

                                 DIVIDEND POLICY

The Company has not paid, and does not anticipate paying, any dividends on its Common Stock in the foreseeable future. The Company currently intends to retain its future earnings for use in operations and expansions of its business. Declaration and payment of future dividends, if any, will be at the sole discretion of the Board of Directors.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as at June 30, 1998. No effect is given to the exercise of any Options or Warrants. This table should be read in conjunction with the financial statements and related notes appearing elsewhere in this Prospectus.


                                                                                        June 30, 1998
                                                                                        --------------
Long-term portion of notes payable, net of discount of $25,369                          $    1,087,131
Long-term portion of obligation under capital lease                                             27,081
                                                                                        --------------
     Total debt                                                                         $    1,114,212
                                                                                        --------------

Redeemable convertible 12% preferred stock; $1,000 par value; 1,000,000 shares authorized; redeemable at par value plus
     cumulative dividends; none issued or outstanding                                             --

Shareholders' deficit:
     Common stock, no par value; 200,000,000 shares authorized;
          53,271,108 shares issued (1)                                                  $    6,765,128

     Additional paid-in capital                                                                796,263

     Treasury stock, at cost (10,254,903 shares)                                            (1,808,629)

     Accumulated deficit                                                                    (6,081,378)
                                                                                        --------------
          Total shareholders' deficit                                                         (328,616)
                                                                                        --------------
          Total capitalization                                                          $      785,596
                                                                                        ==============

-----------------

(1) Does not give effect to the issuance of up to 13,794,134 shares of Common Stock upon exercise of any Options or Warrants.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of Common Stock for the accounts of the Selling Security Holders. There is included in the Registration Statement, of which this Prospectus is a part, 8,353,719 shares of Common Stock underlying Warrants issued by the Company. If all of the Warrants were exercised in their entirety, the Company would receive total proceeds, before expenses, of approximately $2,267,807. Inasmuch as the holders of all of the Warrants have no obligation to exercise such Warrants, the Company is not in a position to evaluate when and if such securities will ever be exercised and the amount of proceeds that may be realized therefrom. Accordingly, the Company is not able to allocate specifically at this time the proceeds that may be received from the exercise of the Warrants, and any proceeds realized will be utilized for enhancing the Company's research and development and for general working capital purposes. To the extent the proceeds of such exercise are not used immediately, they will be invested in certificates of deposit, savings deposits or other interest bearing instruments, or will be left in the checking accounts of the Company.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in, or incorporated by reference into this Registration Statement, are forward-looking statements. In addition, when used in this document, the words "anticipate," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.

Among the key factors that could cause actual results to differ materially from expectations, estimates of costs, projected results or anticipated results are the risk that the Company will be unable to generate sufficient cash flows to fund operations or to obtain additional financing on favorable terms, the risk that the Company will be unable to effectively penetrate its target markets for migration products and services and Y2K product sales, the risk that new untested management will be unable to successfully implement the business plan and sales strategy, and the risk of unfavorable changes in economic and industry conditions, as well as changes in regulatory requirements. The Company has also made certain assumptions relating to its operations and the industry in general. All written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by, but not limited to, the factors described above.

RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of MigraTEC should be read in conjunction with the consolidated financial statements of MigraTEC included elsewhere herein.

Although the Company experienced significant losses for the six months ended June 30, 1998, and for both 1997 and 1996, management believes it is important to note the growing opportunity for MigraTEC to sell its automated migration products and services based on the rapid growth and changes occurring in today's marketplace, as well as the increasing market demand for migration products and services. Management believes, that by capitalizing on this opportunity, revenues and earnings will increase during the remainder of 1998, although no assurances can be given regarding such increase.

Management believes that the net loss posted for the six months ended June 30, 1998, was in part due to expenditures for reengineering the Company's business and shifting its strategic approach to exploiting its technology as a product offering as opposed to a service offering. The Company now has a new product line (MigraTEC2000) to sell and intends to introduce an additional migration product line in late 1998. This leads management to believe that profitability can be achieved by the fourth quarter of 1998, although no assurances can be given regarding such increase.

YEAR ENDED DECEMBER 31, 1997, COMPARED TO YEAR ENDED DECEMBER 31, 1996

Revenues

During 1997, MigraTEC revenues decreased by approximately 9% to $2,045,607, compared to $2,259,997 in 1996, due primarily from the reduction in revenues from the Canadian subsidiary resulting from ceasing its operations and the lack of Education revenues resulting from discontinuing that portion of the business.

Operating Expenses

MigraTEC's total operating expenses decreased by approximately 37% to $4,500,640 during 1997, compared to $7,149,986 for 1996, resulting primarily from (1) decreased labor costs primarily due to the layoffs and resignations during the first quarter of 1997, (2) decreased expenditures for travel due to layoffs in the sales and marketing area as well as new management's cost containment efforts, (3) decreased rent expense due to the Company's move from its facilities located in Westlake, Texas, to a smaller and less costly location in Farmers Branch, Texas, and (4) no expenses being incurred for merger, acquisition and consulting expenses (relating to other expenses incurred as a result of the reverse merger in February 1996), which were nonrecurring after 1996. As a percentage of revenues, total operating expenses decreased to 220% for 1997, compared to 316% for 1996, primarily attributable to decreased operating expenses as previously discussed.

Labor costs, including benefits and insurance, decreased by approximately 30% to $2,756,621 compared to $3,954,015, respectively for 1997 and 1996, primarily due to decreased labor costs resulting from the layoffs and resignations during the first quarter of 1997. General and administrative expenses decreased to $340,665 from $723,932, primarily due to cost containment efforts successfully executed by new management, particularly in the areas of software and computer related expenditures, employment recruiting fees, and office related expenses (such as supplies, printing, equipment rental, telephone expenses and utilities). Advertising, marketing and product costs decreased to $17,086 from $99,633, primarily due to a reduction of expenditures in the area of public relations. Travel decreased to $39,749 from $465,530, resulting primarily from decreased expenditures for travel due to layoffs in the sales and marketing area as well as new management's cost containment efforts. Rent expense decreased to $186,899 for 1997, compared to $386,106 in 1996, attributable primarily to decreased monthly office rent due to the Company's move from its facilities located in Westlake, Texas, to a smaller and less costly location in Farmers Branch, Texas. Depreciation and amortization decreased to $233,962 in 1997, compared to $317,036 in 1996, as a result of asset retirements. Legal and professional fees decreased to $211,936 in 1997, compared to $315,486 in 1996, primarily due to the legal fees incurred in 1996 related to the Reg S offering. Year 2000 program costs of $293,604 consists of labor costs and various other expenses related to the development and marketing of the Company's Year 2000 tool set. Provision for contract losses of $6,800 relates to the excess of the remaining estimated contract costs over contract revenues (which are recognized on the percentage of completion method based on estimated hours to complete). Bad debt expense of $123,720 relates to doubtful collection of a trade accounts receivable. Loss on release of assets of $284,573 relates to the write-off of the net book value of the Company's leasehold improvements on its Westlake offices which were released to the landlord effective March 31, 1997, upon a successful negotiation of early termination of the lease for those facilities. (In April 1997, the Company moved from its facilities located in Westlake, Texas, to a smaller and less costly location in Farmers Branch, Texas). Merger, acquisition and consulting expenses (which relate to other expenses incurred as a result of the reverse merger in February 1996 and becoming a public company, including the increased management consulting, and additional accounting and legal work made necessary as a result of the reverse merger and the various SEC filings related thereto) decreased to $0 from $871,586, amounting to 0% and approximately 12% of total operating expenses for the years ended December 31, 1997 and 1996, respectively.

Other Income and Expenses

Interest income decreased approximately 82% to $1,281 in 1997, compared to $7,312 in 1996, primarily due to the steady depletion of cash balances resulting from declining sales revenues coupled with increased operating expenses and costs and expenditures relating to the reverse merger and various fund raising activities throughout 1996. Interest income on shareholder advance decreased to $0 in 1997, compared to $33,522 in 1996, due to payoff of the loan during the second quarter of 1996. Interest expense (which includes loan origination fees) increased to $156,175 in 1997, compared to only $45,263 in 1996, primarily due to (1) interest and loan fees connected with obtaining short-term financing, (2) interest on convertible debentures, senior secured promissory notes and shareholder loans, (3) finance charges assessed by trade creditors for late payment of accounts payable, and (4) interest and penalties related to the 1995 income tax liability. Financing fees of $108,806 relate to (1) the amortized portion of fees paid in 1997 to the placement agent in connection with the issuance of the Senior Secured Promissory Notes, (2) the expensing of fees paid in 1996 to the placement agent in connection with the issuance of convertible debentures, and (3) fees paid in connection with two private sales of shares in the fourth quarter of 1997.

Income Taxes

The Company generated losses for income tax purposes of approximately $2,100,000 during the year ended December 31, 1997. The total net operating loss at December 31, 1997, of approximately $3,400,000 has a valuation allowance against the deferred tax asset due to uncertainty of generating future taxable income. The net operating loss carryover generated for the year ended December 31, 1997, will expire in 2012.

Extraordinary Item

Forgiveness of debt of $183,351 relates to reductions in amounts due to various vendors through negotiation of terms.

SIX MONTHS ENDED JUNE 30, 1998, COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

Revenues

During the first six months of 1998, the Company's sales revenues increased by approximately 9% to $774,440, compared to $712,061 for the first six months of 1997, primarily attributable to an adjustment made during the second quarter of 1997 to decrease revenues (which are recognized on the percentage of completion method based on estimated hours to complete) after a thorough evaluation of the status of the various projects resulted in an increased but more realistic estimation of the effort to complete, pushing out the project completion dates.

Operating Expenses

The Company's total operating expenses increased by approximately 24% to $2,925,555 during the first six months of 1998, compared to $2,363,274 for the first six months of 1997, resulting primarily from (1) increased labor costs resulting from expansion of the Company's software development, administrative, and sales and marketing staff, (2) increased expenditures for advertising and marketing, including public relations, (3) increased legal fees resulting from various litigation in which the Company was involved, and (4) costs relating to the Company's Year 2000 program in connection with the development and marketing of the Company's Year 2000 tool set. As a percentage of revenues, total operating expenses increased to 378% for the first six months of 1998, compared to 332% for the first six months of 1997, primarily attributable to the increase in operating expenses as previously discussed.

Labor costs, including benefits and employee-related insurance, increased by approximately 26% to $1,552,072 compared to $1,231,033, for the six months ended June 30, 1998 and 1997, respectively, resulting primarily from expansion of the Company's software development, administrative, and sales and marketing staff. General and administrative expenses decreased to $131,190 from $197,172, primarily due to a lack of expenditures during the second quarter of 1998 for employee recruiting fees and moving expenses (related to relocating the Company's principal offices). Advertising and marketing increased to $60,779 from $5,076 primarily due to increased expenditures in the areas of advertising and marketing as well as public relations resulting from expansion of the Company's sales and marketing staff. Legal and professional fees increased to $369,005 from $155,361, primarily due to increased legal costs resulting from various litigation in which the Company was involved. Year 2000 program costs of $637,629 consists of labor costs and various other expenses related to the development and marketing of the Company's Year 2000 tool set.

Other Income and Expenses

Interest income of $5,530 relates to the interest earned on cash balances invested by the Company in short term certificates of deposit. Interest expense (which includes loan origination fees) increased to $161,168 from $25,989, primarily due to (i) interest on the Senior Secured Promissory Notes, including the amortized portion of the related discount, (ii) interest and loan fees connected with obtaining short-term financing, (iii) interest on shareholder loans, and (iv) finance charges assessed by trade creditors for late payment of accounts payable. Financing fees of $31,985 relate to the amortized portion of fees paid in 1997 to the placement agent in connection with the issuance of the Senior Secured Promissory Notes.

Income Taxes

The net operating loss incurred for the six months ended June 30, 1998, was approximately $2,085,000. Any net operating loss incurred for the year ended December 31, 1998, eligible to be carried forward to future years will expire in 2013.

Extraordinary Item

Forgiveness of debt of $256,344 relates to reductions in amounts due to various vendors through negotiation of terms.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used by operating activities was $2,534,450 for the six months ended June 30, 1998, which resulted primarily from the net operating loss, offset primarily by the net change in assets and liabilities and $2,153,297 for the year ended December 31, 1997, which resulted primarily from the operating loss, partially offset by receipt of the income tax refund. This compares to net cash used by operating activities of $343,173 for six months ended June 30, 1997, which resulted primarily from the operating loss offset by the receipt of the income tax refund and $2,304,344 for the year ended December 31, 1996, attributable primarily to the operating loss, offset partially by net increases in accounts payable balances. At June 30, 1998, the Company had net working capital of $327,318, compared to a net working capital deficit of $1,563,162 at December 31, 1997, a net increase in working capital of $1,890,480 for the six months then ended.

At June 30, 1998, the Company had a total of $249,616 in outstanding accounts receivable ($249,616 billed and $0 unbilled, both net of $0 allowance for doubtful accounts) and at December 31, 1997, the Company had a total of $394,755 in outstanding accounts receivable ($518,475 billed, net of $123,720 allowance for doubtful accounts, and $0 unbilled), all of which is considered fully collectible.

At June 30, 1998, the Company's outstanding debt obligations included (i) $1,087,131 in Senior Secured Promissory Notes (net of $25,369 unamortized discount) and (ii) $1,356 in advances from a shareholder. At December 31, 1997, the Company's outstanding debt obligations included (i) $462,500 in short-term loans from a bank and outside investment groups, (ii) $1,036,423 in Senior Secured Promissory Notes (net of $76,077 unamortized discount) related to the private placements and (iii) $63,276 in advances from shareholders.

During the first six months of 1998, the Company funded its operations primarily from the collection of $4,536,750 in connection with the issuance of common stock, from the receipt of $781,500 in proceeds from short-term loans from a bank and various outside investment groups, and from the collection of accounts receivable outstanding and the receipt of sales revenues and customer deposits totaling $746,489. During the eighteen months ended June 30, 1998, the Company funded its operations primarily from the collection of $5,042,430 in connection with the issuance of common stock, from the receipt of $1,112,500 in connection with the Senior Secured Promissory Notes (net of $127,938 in financing fees), from the receipt of $507,733 (net of penalties and interest) relating to an income tax refund receivable, from the receipt of $1,544,000 in proceeds from short-term loans from a bank and outside investment groups, and from the collection of accounts receivable outstanding and the receipt of sales revenues and customer deposits totaling $1,977,834.

The Company continues to actively work with trade creditors to negotiate settlements regarding outstanding accounts payable on terms favorable to the Company. As of the filing of its Form 10-QSB for the six months ended June 30, 1998, the Company has been successful in settling $503,018 in outstanding accounts payable for approximately $246,000, thereby saving the Company just over $256,000. In addition to the aforementioned settlements, subsequent to June 30, 1998, the Company has further reduced its debt by paying, and thereby reducing, outstanding accounts payable of approximately $73,000.

To continue to fund its operations for 1998, the Company successfully commenced private offerings in March and September 1998 which, in the opinion of management, yielded gross proceeds to the Company sufficient to fund operations until such time that product revenues begin to ramp up. While much remains to be accomplished, the Company has made significant progress towards stabilization. While the success of the Company will in part depend upon its ability to market and sell its products and services, management believes that the recent implementation of its plan to shift the Company's strategic approach to exploiting its technology through strategic relationships, should move the Company forward with a focus on achieving profitability by the end of 1998. The anticipated increase in revenues coupled with a continued emphasis on controlling costs should position the Company to achieve improved results for 1999. However, there can be no assurance that the Company will generate an increase in revenues or earnings, or achieve improved operating performance or results.

YEAR 2000

The Securities and Exchange Commission, in Staff Legal Bulletin No. 5 (CF/IM), has stated that public operating companies should consider whether they will be affected by any material expenditures, problems or uncertainties associated with the Y2K issue, which affects many existing computer systems that use only two digits to identify a year in the date field. The Company believes that the matters raised by Staff Legal Bulletin No. 5 are not applicable in any material way to its own computer systems, and the Company intends to confirm that any computer systems that the Company may purchase or lease in the future will have addressed the Y2K issue.

The Company is currently determining the extent to which it may be impacted by third parties' failure to remedy their own Y2K issues. The Company is having, and will continue to have, formal communications with all of its significant customers, payers, suppliers, and other third parties to determine the extent, if any, to which the Company's interface systems could be impacted by any third party Y2K issues and related remedies. There can be no assurance that the systems of other companies with which the Company's systems interact will be timely converted and would not have an adverse effect on the Company's business.

ACCOUNTING PRONOUNCEMENTS

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which establishes new guidance for the reporting and display of comprehensive income and its components; the adoption will have no impact on the Company's net income or stockholders' equity. In July 1997, the FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement expands certain reporting and disclosure requirements for segments from current standards. In February 1998, the FASB issued Statement No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This Statement revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. The Company is not required to adopt these Statements until December 1998 and does not expect the adoption of these standards to result in material changes to previously reported amounts.

In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that all derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The accounting provisions for qualifying hedges allow a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that the Company must formally document, designate, and assess the effectiveness of transactions that qualify for hedge accounting. The Company is not required to adopt this Statement until January 2000. The Company has not determined its method or timing of adopting this Statement or the impact on its financial statements. However, when adopted this Statement could increase volatility in reported earnings and other comprehensive income of the Company.

                                    BUSINESS

INTRODUCTION

MigraTEC, Inc. (Formerly New York Acquisitions, Inc.) was organized under the laws of the state of Florida on February 24, 1989. The company was a development stage enterprise until it acquired a privately-owned, Texas-based company on February 29, 1996. At that time, MigraTEC, Inc. ("MigraTEC") (then a privately-held Texas corporation) entered into a reverse acquisition agreement with New York Acquisitions, Inc., A publicly-held "shell" Florida corporation. MigraTEC became a wholly-owned subsidiary of the public company through the exchange of 11,337,432 shares on a post-split basis of the public company's common stock for all of the outstanding stock of MigraTEC. The name New York Acquisitions, Inc., Was amended to One Up Corporation and then subsequently to MigraTEC, inc. For accounting purposes, the reorganization of MigraTEC and the public company is regarded as an acquisition by the public company of all of the outstanding stock of MigraTEC, and is accounted for as a recapitalization of the public company with MigraTEC as the acquirer (a reverse acquisition). Accordingly, the historical financial statements are those of MigraTEC.

MigraTEC, Inc. (Formerly known as One Up Corporation) (the "Company" or "MigraTEC"), was incorporated in 1991. The initial focus of the business was to provide contract computer programming education services. Subsequently, several software products were developed and sold, and the Company further diversified into consulting services and providing assistance to clients wishing to migrate or convert their software from the Windows operating system to the IBM OS/2 platform. Identifying the need to automate the migration process, the Company developed its first set of software tools for that purpose, and licensed the technology to IBM in 1993. The IBM software license generated virtually all of the Company's revenues for the next three years, during which the Company continued to enhance and further automate its migration technology.

GENERAL

MIGRATEC, Inc. (the "Company" or "MigraTEC") is a provider of software products and services which address both the Year 2000 ("Y2K") challenge and the need for companies to migrate existing software applications to new and more efficient hardware and software platforms.

Migration is the process of making all changes necessary to move an organization's current software applications from an existing operating system to a new target operating system in order to utilize advancing technology and meet changing business requirements. Migration allows companies to retain the functionality and business processes which have been developed in their existing software applications while gaining the efficiencies which result from moving the software applications to more advanced technology platforms. Migration avoids the business interruption, retraining and re-engineering problems created when a software application is totally replaced. Thus, migration not only extends the productive life of existing software applications, which have already been developed at significant cost, but also preserves the business logic and consistency of the existing software application, ensuring continued ease of ongoing maintenance of the software.

MigraTEC's software technology has been utilized in over 400 migration projects, facilitated either directly by the Company or through a license of previous technology of the Company to IBM. Successful migration projects performed by the Company include Caterpillar Inc., Ameritech Inc., USAA Insurance, Duke Energy, Bell Sygma, The Sabre Group Inc., Payless ShoeSource Inc., Group 1 Software Europe Ltd. and AutoTester Inc., including follow-up projects at Duke Energy, Bell Sygma, Ameritech Inc. and The Sabre Group Inc.

In order to facilitate the Company's transition from its prior dependency on the revenues generated from the IBM software license, a new management team was brought into the Company in 1997 to implement a turnaround plan based on further developing MigraTEC's proprietary "core" software technology and establishing the Company as a "technology partner" of large strategically positioned companies. Currently, MigraTEC is focused on further developing its proprietary technology to serve as the foundation for an advanced "universal migration" software tool designed to facilitate the transition between numerous computer languages and operating platforms. The Company intends to utilize the enhanced technology to facilitate its provision of migration services and to generate additional revenues through the licensing of the technology to large computer products and services organizations.

MARKET OVERVIEW AND STRATEGY

With rapid technological changes occurring in today's marketplace, such as the move to the Internet, Windows and WindowsNT, the development of 64 bit processors, Y2K compliance issues, and the advent of the introduction of the European Monetary Unit, management believes that MigraTEC's proprietary software technology represents an attractive resource for companies seeking access to technology that will allow them to respond to these challenges and market opportunities.

The Company believes that the parsing technology, for which it filed a patent application in June of 1998, can be used as the nucleus for many "best of breed" software products. To maximize the opportunity that this "core" technology presents, the Company formulated and has begun to execute a plan that allows it to assess market opportunities and bring new products to market quickly at a relatively low cost. The key steps to implement this plan have been:

       o In April 1998 the Company retained Deloitte & Touche (D&T) to conduct an in-depth analysis of the Company's "core" technology and to recommend potential "best of breed" products that can be developed from the "core" technology. This analysis confirmed that MigraTEC has valuable technology from which many software products or "tools" can be developed. The D&T analysis further identified over a dozen strategic market needs which can be addressed with further development of MigraTEC's "core" technology.

       o In May 1998 the MigraTEC research team developed high-level project plans for seven of the potential products identified by D&T.

       o The Company is currently in discussions with several large companies about possible joint ventures to develop the new products.

The Company believes that the further development of its technology will create the following revenue opportunities:

       o Payments for enhancing the Company's core technology pursuant to the specifications of "strategic partners."

       o Royalties/revenue sharing produced from licensing the enhanced technology to "strategic partners."

       o Revenues from software sales to "end user" customers.

       o Revenues from expanded services offerings provided by the Company.

Larger companies such as Sun Microsystems, Oracle, IBM and EDS are seeking out smaller technology companies like MigraTEC to form development partnerships to address emerging market opportunities. MigraTEC is currently discussing co-development opportunities with these companies and anticipates that with its "core" technology there will be other opportunities for strategic relationships.

The Company has recently signed a five-year agreement with EDS which licenses MigraTEC's Y2K software to EDS and guarantees EDS access to future software products developed by the Company. Under the terms of the agreement, MigraTEC will be paid an amount per line of code that EDS processes through EDS's Y2K "factory" using the MigraTEC2000 software tool.

The Company believes that its strategic "partnering" and co-development strategy will provide:

       o "Partners" that can direct development efforts towards emerging markets.

       o "Partners" with enormous sales and marketing resources and a vested interest in getting the end product into the market.

       o Cash necessary to retain key development personnel.

The Company believes that by concentrating on the further development of "strategic partnerships" with large technology companies and service providers, the Company can successfully leverage off of such partners' strategic market positions and growing customer bases.

PRODUCTS AND SERVICES

OVERVIEW


MigraTEC's proprietary technology is designed to automate a significant amount of the migration process by identifying critical code elements in the software to be migrated, thereby automating a high percentage of the changes required. In June of 1998, the Company submitted a patent application covering certain processes relating to the "core" portion of its proprietary software technology.


The Company is designing its software products so they can be used:

       o by MigraTEC to provide a variety of services for its business customers,

       o by individual businesses to correct or migrate their own client/server software applications, or

       o by other services and/or systems integrators in order to facilitate their delivery of solutions and/or hardware to their customers.

MIGRATEC2000

The first "product" to which the Company has applied its enhanced technology is MigraTEC2000, a Y2K software tool to remediate Y2K problems for client/server applications. The Company's MigraTEC2000 software product utilizes a parsing technology to perform the following: (1) an inventory of the current source code to ensure that all lines of code in the application are present for analysis and remediation, (2) an analysis of the code to ensure that all lines of code containing Y2K date related fields have been identified, and (3) an automated remediation of the code pursuant to parameters and instructions determined by the client. The patent application filed by the Company was related to the parsing technology incorporated into its MigraTEC2000 software product. Parsing technology, which management believes is superior to scanning technologies, is a technology that analyzes the structural relationships contained within computer program code. The superiority that parsing technology achieves is in the identification of not only the obvious names of program elements but also the numerous and subtle ways in which those elements interact with each other to produce secondary effects.

The Y2K problem arises from the widespread use of computer programs which were programmed using two-digit year codes when calculating dates after December 31, 1999. Many "mission critical" programs do not presently have the ability to correctly interpret and apply date codes representing the year 2000 and later. "00" may be interpreted as the year 1900 instead of the year 2000 causing potentially massive information processing and reporting mistakes and the malfunction of systems which are controlled by date codes. Industries and software applications which may be particularly affected include those related to financial services, insurance, transportation, health care, billing, planning and scheduling, and represent billions of lines of code containing date-related instructions which will need to be checked and remediated. Failure to correct Y2K problems may result in significant portions of a company's business being inoperable.

Originally, the Y2K issue was thought to be a "mainframe only" problem. This was due primarily to the fact that most non-mainframe (client/server) programs had been written within the past ten years, and, thus, were thought to be Y2K compliant. However, in reality, a significant percentage of client/server programs are not Y2K compliant. Since most companies have just recently begun to recognize the potential for Y2K problems in the client/server area, they have a limited amount of time in which to bring their programs into compliance.


The Company's MigraTEC2000 software and proprietary migration software technology have attracted the interest of several service providers including IBM, Sun Microsystems, EDS, Oracle, and Reasoning Inc., as well as other concerns interested in partnering opportunities. During 1998, EDS, Keane Inc., Ernst & Young, and Reasoning Inc. have evaluated "MigraTEC2000," the Company's Y2K tool. Each of these companies indicated that MigraTEC2000 is a high-quality tool designed for the remediation of client/server applications written in C and C++. The Company has entered into agreements with EDS and Reasoning Inc. involving the use of MigraTEC2000 and the Company anticipates a growing volume of relationships involving MigraTEC's software.


"UNIVERSAL" MIGRATION TOOL

The Company is currently working on the development of a migration work bench which is a "universal migration" software tool which will incorporate the "core" technology already developed by the Company. This software tool is being designed to further automate the migration of a customer's software from a wide variety of existing operating system platforms to a wide variety of target operating system which should significantly decrease the time and cost of the migration project. This should remove the major obstacles facing most companies when making a decision with regard to upgrading their operating systems or software applications.


The Company believes that the value of a migration work bench to a computer hardware vendor would be immense in facilitating a "buy decision" by greatly reducing the customer's total cost and time required for an upgrade and migration process. The Company also believes that a migration work bench would be extremely valuable to services providers and systems integrators in reducing their costs and time requirements involved in performing an upgrade or migration project. The Company believes that there is significant potential for entering into strategic relationships with hardware vendors, services providers and systems integrators under which the Company can generate revenues through licensing agreements and or provisions of services utilizing the migration work bench. The Company is currently in discussions with such entities regarding structuring strategic relationships involving the Company's technology.

COMPETITION

The Company is engaged in a highly competitive segment of the data processing industry. The Company competes, directly or indirectly, with a large number of companies providing various levels of services or products comparable with those provided by the Company. MigraTEC competes with many firms which provide products and services similar to the Company's current and proposed offerings. Most of these competitors have capital, name recognition and financial, personnel and other resources far greater than those of MigraTEC. These competitors include IBM, Andersen Consulting, Computer Science Corporation, Viasoft, Acceler8 and many others. The Company's ability to compete effectively will depend, in part, upon its systems' features, their cost effectiveness, the ability of the Company to maintain state-of-the-art technology, the ability of the Company to service its products efficiently and the Company's success in marketing and selling such products and services. No assurance can be given that the Company will effectively compete within its market.

Industry standards with respect to the markets for the technology and products being developed by the Company are continually evolving, which often results in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will depend on its ability to complete development and introduce into the marketplace its proposed products and technology, to continually enhance and improve its products and technology in a timely manner, to adapt its proposed products in order to be compatible with specific products manufactured by others, and to successfully develop and market new products and technology. There can be no assurance that the Company will be able to compete successfully, that its competitors or future competitors will not develop technologies or products that render the Company's products and technology obsolete or less marketable, or that the Company will be able to successfully enhance its proposed products or technology or adapt them satisfactorily.

EMPLOYEES

As of September 28, 1998, the Company employed 25 persons on a full-time basis. None of the Company's employees are covered by a collective bargaining agreement. The Company believes that it enjoys harmonious relations with its employees. The Company also utilizes the services of approximately 7 independent contractors, as programming consultants, on an as-needed, project basis.

DESCRIPTION OF PROPERTY

The Company leases approximately 15,000 square feet of office space at 12801 North Stemmons Freeway, Suite 710, Farmers Branch, Texas 75234. The base rent under the lease is $10,650 per month. The lease expires on April 30, 2000.

The Company does not currently own real property.

LEGAL PROCEEDINGS

The Company has been named as defendant in several lawsuits in which the respective plaintiffs are seeking payment for unpaid fees relating to the Company's trade accounts payable and contract obligations related to leased office equipment in the aggregate amount of approximately $320,000. These cases are presently in negotiations as the Company attempts to settle for a lesser amount and/or reach favorable payment terms.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The current executive officers, directors and significant employees of the Company and its subsidiaries are as follows:


                Name                       Age                Position
--------------------------------------------------------------------------------
W. Curtis Overstreet                        52        President, Chief Executive
                                                      Officer and Director

Benjamin Swirsky (1) (2)                    56        Chairman of the Board and
                                                      Director

Rick J. Johnson                             39        Chief Operating Officer

Mark C. Myers                               44        Chief Financial Officer,
                                                      Secretary and General
                                                      Counsel

Joseph B. Meredith                          43        Vice President of Business
                                                      Development

Deane Watson, Jr. (1) (2)                   51        Director

Marcus A. Rowan (2)                         37        Vice Chairman of the Board
                                                      and Director


Richard A. Gray, Jr. (1)                    50        Director

--------------------

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

W. CURTIS OVERSTREET. Mr. Overstreet was appointed President and Chief Executive Officer of MigraTEC, Inc., and elected to the Board of Directors on April 10, 1997. Prior to his appointment as President, Mr. Overstreet served as a consultant to Company management for several weeks, during which time he reviewed the Company's management and technical expertise, the status of current client projects, the prospects for future contracts and also analyzed the Company's financial situation. The review and analysis of this information and data was used to prepare the new business plan for the Company. From October 1994 to March 1997, Mr. Overstreet was Regional Vice President for Software AG, based in Dallas, Texas. Prior thereto, from January 1992 to October 1994, Mr. Overstreet served as President of the Dallas-based company which he founded, AutoTester, Inc. From August 1987 to October 1992, Mr. Overstreet served as Executive Vice President for Software Recording Corporation, based in Dallas, Texas. From August 1982 to August 1987, Mr. Overstreet served as Executive Vice President of the

Company he founded, PetroWare, based in Dallas, Texas. From May 1976 to August 1982, Mr. Overstreet served as President of the Amarillo-based company which he founded, Computer Software Resources. Prior thereto, from February 1968 to May 1976, Mr. Overstreet was Systems Engineer/Marketing Representative for IBM at their offices located in Amarillo, Texas.

BENJAMIN SWIRSKY. Mr. Swirsky was elected to the Board of Directors in July 1997, and subsequently was elected Chairman in December 1997. Currently, Mr. Swirsky is serving as Chairman and CEO of Nextel Group Inc., a telecommunications company head quartered in Toronto, Canada. From 1993 to 1998, Mr. Swirsky was the President and Chief Executive Officer of Slater Steel, Inc., a diversified industrial company with investments in steel production, service, forging and hardware and trucking industries. Slater Steel is head quartered in Toronto, Ontario, and conducts operations in Canada and the United States. From 1978 to 1993, Mr. Swirsky served in the various capacities of President, Chief Executive Officer and Vice Chairman of Bramalea, one of North America's largest real estate development companies. Prior thereto, from 1968 to 1978, Mr. Swirsky of Peat, Marwick, Mitchell, Chartered Accountants ultimately becoming a senior partner and a member of the executive committee. Mr. Swirsky currently serves on the boards of directors of Visual Data Inc., Four Seasons Hotels Inc., P.C. Docs Inc., Cam Vec Inc., Commercial Alcohols Inc., and Easy Access Inc.


RICK J. JOHNSON. Mr. Johnson was appointed Chief Operating Officer of MigraTEC, Inc., on July 1, 1997, and served as Secretary of the Company from July 1997 through March 1998. From January to March 1997, Mr. Johnson was Director of Operations Support - Integrated Business Solutions and thereafter also Director of Applications Solutions for Software AG, Americas, based in Dallas, Texas. Prior thereto, from January 1995 to December 1996, Mr. Johnson served as Business Manager - West U.S. Area for that company. From February 1982 to January 1995, Mr. Johnson served in various consulting and mangement capacities with Andersen Consulting and its predecessor division at Arthur Andersen & Co., based in Dallas, Texas.


MARK C. MYERS. Mr. Myers was appointed to the position of Chief Financial Officer, General Counsel and Secretary of MigraTEC, Inc., on April 1, 1998. From 1996 to 1997, Mr. Myers served as COO and CFO for Interactive Software, Inc., an Oracle software consulting services and software sales company, based in Dallas, Texas. Prior thereto, Mr. Myers served in numerous executive capacities including President of Healthtronix from 1992 to 1996, President and founder of United Medicorp, Inc., a high-tech medical insurance claim processing and consulting company, from 1989 to 1992, President of Premier Services, Inc., from 1986 to 1989, Vice President and General Counsel for ARM, Inc., from 1985 to 1986, Assistant General Counsel and Director of Regulatory Affairs for U.S. Telephone from 1982 to 1985, and a practicing attorney for Moseley, Jones, Enoch & Martin from 1980 to 1982.

JOSEPH B. MEREDITH. Mr. Meredith was appointed Vice President of Business Development of MigraTEC, Inc., on June 2, 1997. From January 1995 to May 1997, Mr. Meredith was Account Executive for Software AG, Americas, based in Dallas, Texas. Prior thereto, from August 1993 to November 1994, Mr. Meredith served as Director of Business Development for BSG Corporation, based in Houston, Texas. From May 1986 to August 1993, Mr. Meredith was Senior Account Executive for EDS Corporation located in Dallas, Texas. From October 1982 to

April 1986, Mr. Meredith served as Regional Vice President for Parker North America Corporation head quartered in Newport Beach, California.

DEANE WATSON, JR. Mr. Watson was elected to the Board of Directors in March 1998. Currently, Mr. Watson is a practicing attorney in general business practice with an emphasis in oil and gas, real estate and collections. Since 1992, Mr. Watson has also served as President and Managing Director of Omega Energy Corporation, an oil and gas production Company. Prior thereto, Mr. Watson has served in numerous other capacities including residential builder/developer from 1986 to 1989, independent petroleum landman from 1989 to 1992 and from 1980 to 1986, and Vice President/Escrow Officer of Chicago Title Company from 1973 to 1980.


MARCUS A. ROWAN. Mr. Rowan was elected to the Board of Directors as both Vice Chairman and Director in April 1998. Presently, Mr. Rowan serves as President of Berkshire Interests, a commercial real estate property development and investments firm, head quartered in Dallas, Texas. Previously, Mr. Rowan has served in other capacities with an emphasis in commercial real estate, including commercial real estate broker for Helmsley-Spear Inc. located in New York, New York and Henry S. Miller Company located in Dallas, Texas. Mr. Rowan currently serves on the board of directors of American Electromedics Corporation.


RICHARD A. GRAY, JR. Mr. Gray was elected to the Board of Directors in April 1998. From 1986 to the present, Mr. Gray has served as President of Gray & Co. Realtors, Inc., a commercial real estate company involved in the sale, development and management of real estate for both Asian and U.S. markets. Gray & Co. Realtors, Inc., is head quartered in Dallas, Texas, and conducts operations mainly in the Pacific Rim (Hong Kong, China, Philippines, Vietnam and Thailand) and the United States. Prior thereto, from 1974 to 1986, Mr. Gray was a partner of Hudson & Hudson, a commercial real estate company located in Dallas, Texas.

Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. The officers of the Company serve at the pleasure of the Company's board of directors.

There are no family relationships among any of the executive officers or directors of the Company.

BOARD COMMITTEES

Effective December 16, 1997, the Company established a Compensation Committee and an Audit Committee.


The Compensation Committee, being comprised of a majority of independent directors, will administer the Company's stock option plan and make recommendations to the full Board of Directors concerning compensation, including incentive arrangements, of the Company's officers and key employees. Currently, members of the Compensation Committee include Benjamin Swirsky, Deane Watson, Jr., and Marcus A. Rowan.

The Audit Committee, being comprised of a majority of independent directors, will review the engagement of the independent accountants and review the independence of the accounting firm. The Audit Committee will also review the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal accounting controls. Currently, members of the Compensation Committee include Benjamin Swirsky, Deane Watson, Jr., and Richard A. Gray, Jr.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Act permits the indemnification of directors, employees, officers and agents of Florida corporations. The Company's Articles of Incorporation indemnify its directors and officers to the fullest extent permitted by law.

At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION OF DIRECTORS

Beginning December 1, 1997, the Company adopted a policy whereby Directors would be compensated for their services at a rate of $2,000 per month. Through May 31, 1998, the Company paid $30,583.67 for Directors' fees. Effective June 1, 1998, the Company revised its policy regarding Director compensation, adopting a policy whereby board members will not be compensated for their services until such time that Director compensation is re-instituted by the Board. Directors will, however, continue to be reimbursed for expenses incurred in attending board and committee meetings and will be indemnified against any claims arising out of his or her status as a director of the Company, including claims arising under federal and state securities laws. In addition, Directors are eligible to receive options under the Company's 1997 Stock Option Plan.

EXECUTIVE COMPENSATION

Total cash compensation paid to all executive officers as a group for services provided to the Company in all capacities during the year ended December 31, 1997, aggregated to $434,772. Set forth below is a summary compensation table in the tabular format specified in the applicable rules of the Securities and Exchange Commission.

                           SUMMARY COMPENSATION TABLE


                                                                      OTHER                                               ALL
       NAME AND                                                      ANNUAL        RESTRICTED                            OTHER
      PRINCIPAL                                                      COMPEN-         STOCK           OPTIONS/   LTIP    COMPEN-
      POSITION             PERIOD        SALARY           BONUS      SATION          AWARD(S)         SARS(#)  PAYOUTS   SATION
-------------------------------------------------------------------------------------------------------------------------------
W. Curtis Overstreet,       1997        $ 67,925        $ 48,000     $2,000         $  --              --         -    $29,500
President, Ceo and          1996        $   --          $   --       $ --           $  --              --         -    $  --
Director                    1995        $   --          $   --       $ --           $  --              --         -    $  --

Richard G. Dews,            1997        $  1,500        $   --       $ --           $  --              --         -    $  --
Former President,           1996        $145,636        $   --       $ --           $63,650            --         -    $  --
Ceo And Chairman            1995        $250,020        $891,743     $ --           $  --         2,154,112       -    $  --

H. Wayne  Sanderson,        1997        $ 50,945        $   --       $ --           $  --              --         -    $  --
Former Secretary,           1996        $ 62,813        $   --       $ --           $ 3,350          26,006       -    $  --
V.P. And Director           1995        $100,000        $   --       $ --           $  --           113,374       -    $  --


Employment Agreements

On April 10, 1997, the Company entered into an employment agreement with its President and CEO. The agreement includes provisions for an annual base salary (currently $140,000), with incentives to earn salary increases and bonuses to be determined by and subject to discretion of the Board of Directors.

On July 1, 1997, the Company entered into an employment agreement with its Chief Operating Officer. The agreement includes provisions for an annual base salary (currently $117,000), with incentives to earn salary increases and bonuses to be determined by and subject to discretion of the Board of Directors.

On April 1, 1998, the Company entered into an employment agreement with its Chief Financial Officer. The agreement includes provisions for an annual base salary (currently $112,500), with incentives to earn salary increases and bonuses to be determined by and subject to discretion of the Board of Directors.

On June 2, 1997, the Company entered into an employment agreement with its Vice President of Business Development. The agreement includes provisions for an annual base salary (currently $88,000), with incentives to earn salary increases and bonuses to be determined by and subject to discretion of the Board of Directors, as well as sales commissions ranging from 2% to 4% of sales as stipulated in the agreement.

STOCK OPTIONS

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)


                                                      Percentage of
                                  Number of                Total
                                 Securities            Options/SARs
                                 Underlying               Granted             Exercise or
                                Options/SARs           Employees in         Base Price Per           Expiration
           Name                    Granted              Fiscal Year              Share              Date Through
--------------------------------------------------------------------------------------------------------------------
W. Curtis Overstreet (1)         2,935,611               61.13%                 $0.37              April 9, 2002
Rick J. Johnson (2)                587,122                12.23%                 $0.33                   n/a
Joseph B. Meredith (3)             587,122                12.23%                 $0.31                   n/a
Deane Watson, Jr. (4)               25,000                 0.52%                 $0.35             March 31, 2000
Jeffrey C. Manchester               25,000                 0.52%                 $0.35              June 19, 2000
Benjamin Swirsky (5)                50,000                 1.04%                 $0.35              June 24, 2000

(1) Effective May 1, 1998, the Company canceled these options, replacing them with a new stock option grant of 6,000,000 shares at $0.20 per share with vested options exercisable at any time during employment.

(2) Effective May 1, 1998, the Company canceled these options, replacing them with a new stock option grant of 1,500,000 shares at $0.20 per share with vested options exercisable at any time during employment.


(3) Effective May 1, 1998, the Company canceled these options, replacing them with a new stock option grant of 1,200,000 shares at $0.20 per share with vested options exercisable at any time during employment.


(4) Effective May 1, 1998, the Company canceled these options, replacing them with a new stock option grant of 1,000,000 shares, exercisable at $0.20 per share through May 31, 2002.

(5) Effective May 1, 1998, the Company canceled these options, replacing them with a new stock option grant of 1,100,000 shares, exercisable at $0.20 per share through May 31, 2002.

1997 STOCK OPTION PLAN

In April 1997, management announced plans to terminate the Employee Stock Option Plan that the Company had adopted effective March 25, 1996.

In 1997, the Company adopted a new stock option plan. The 1997 Stock Option Plan (the "Plan") provides for the grant of options to purchase up to 2,000,000 shares of Common Stock to employees, officers, directors, and consultants of the Company. Options may be either "incentive stock options" within the meaning of
Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants, and others, as well as to employees of the Company.

The Plan will be administered by the Board of Directors or a committee thereof, who determine, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

The exercise price of an incentive stock option may not be less than the fair market value per share of Common Stock on the date the option is granted. The exercise price of a non-qualified option may be established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Shareholder") shall be eligible to receive any incentive stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitation.

Incentive stock options may not be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the Board of Directors. Upon termination of employment of an optionee by reason of death or permanent and total disability, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

Options under the Plan must be issued within ten years from the effective date of the Plan, which is December 16, 1997. Incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant. Incentive stock options issued to a 10% Shareholder are limited to five year terms. Options granted under the Plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, if so provided in an optionee's options, such optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan.

The Plan may be terminated or amended at any time by the Board of Directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan may not be increased without the consent of the shareholders of the Company.

Pursuant to the Plan, as of the date hereof, the Company has previously granted to members of its management and employees options to purchase an aggregate of 921,400 shares of Common Stock of the Company exercisable at prices ranging from $0.67 to $0.23, exercisable through August 21, 2003, leaving a balance of 1,078,600 shares of Common Stock available for issuance.

OTHER STOCK OPTION GRANTS

In addition to options granted pursuant to the Company's 1997 Stock Option Plan described above, MigraTEC granted options on April 1, 1998, to Mark C. Myers, the Chief Financial Officer and Secretary of the Company, to purchase 900,000 shares of Common Stock of the Company at $0.20 per share, vesting at the rate of 1/24 each month beginning April 30, 1998, exercisable at vesting anytime during employment. On May 1, 1998, the Company granted options to its three remaining executive officers to purchase an aggregate of 8,700,000 shares of Common Stock of the Company at $0.20 per share, such options being 50% vested on the date of grant and vesting an additional 1/24 each month thereafter, exercisable at vesting anytime during employment. At that time, the Company also granted options to its four non-employee directors to purchase an aggregate of 4,300,000 shares of Common Stock of the Company at $0.20 per share, such options vesting at the rate of 1/24 each month beginning May 31, 1998, exercisable at vesting through May 31, 2002. In addition, the Company granted options to Jeffrey C. Manchester, a former Director of the Company, on June 19, 1997, to purchase 25,000 shares of Common Stock of the Company at $0.35 per share, fully vested at grant date, exercisable on or prior to June 19, 2000.

                              CERTAIN TRANSACTIONS

The following section describes transactions since inception to which the Company or its subsidiaries were a party and in which any of the Company's officers, directors, director nominees, or principal shareholder had a direct or indirect interest.

During the year ended December 31, 1995, the Company advanced $984,013 to Mr. Richard G. Dews, its then President/CEO and majority shareholder, pursuant to provisions contained in Mr. Dews' employment agreement. The advance was subject to an annual interest rate of 7 1/2% which was accrued as an additional advance. During the years ended December 31, 1996 and 1995, the advance earned interest income of $33,522 and $51,095, respectively. The employment agreement called for the advance to be repaid during the three year period ended December 31, 1998. However, on June 14, 1996, the Company received into its treasury 854,903 common shares, valued at $1.25 per share, in exchange for early retirement of the shareholder advances, including accrued interest, totaling $1,068,629 (comprised of $984,013 principal plus $84,616 accrued and unpaid interest earned on the advance through June 14, 1996).

On March 6, 1996, the Company entered into an agreement to pay $100,000 over a 12 month period to American Technology Associates Corporation (the President of which, Mr. Richard Darrell, was a former employee of the Company) in exchange for services rendered. As of the date hereof, all amounts due under the agreement have been paid in full.

During 1996, the employment agreement with Mr. Richard G. Dews, the Company's former President/CEO/majority shareholder, which, among other provisions, called for annual compensation of $600,000 from January 1, 1996, to December 31, 1998, was set aside pending renegotiation. At that time, Mr. Dews agreed to waive the annual compensation as called for in the agreement and to accept as compensation only those amounts which were actually received.

During 1996, two shareholders/officers of the Company (Mr. Richard G. Dews, former President/CEO, and Mr. H. Wayne Sanderson, former Vice-President and Secretary), advanced amounts to the Company totaling $72,000. As of the date hereof, all amounts due relative to these two advances have been paid in full.

During 1996 and 1997, the Company had back wages due to Mr. H. Wayne Sanderson, former Vice-President and Secretary of the Company, of approximately $35,500. As of the date hereof, all amounts due relative to these back wages have been paid in full.

Effective March 25, 1998, the Company reached an agreement with its former principal executive officer, Mr. Richard G. Dews, regarding actions of Mr. Dews as Chairman and CEO and efforts by Mr. Dews to sell shares of the Company's Common Stock, originally acquired and restricted pursuant to Rule 144 of the Act, as well as claims made against the Company by Mr. Dews totaling approximately $640,000. Pursuant to the agreement, which was finalized on March 31, 1998, (1) the Company acquired from Mr. Dews 9,400,000 shares of the Company's Common Stock for $740,000, (2) the Company agreed to file a registration statement or take other appropriate steps to allow free trading of the remaining shares owned by Mr. Dews, (3) the Company issued to Mr. Dews a transferable option to purchase up to 600,000 shares of the Company's unregistered and free trading Common Stock at $0.25 per share, (4) the Company paid to Mr. Dews $60,000 in full satisfaction, including principal and accrued interest, of amounts previously loaned to the Company by Mr. Dews, (5) the Company released Mr. Dews from all claims arising from or relating to the employment of Mr. Dews or the promissory note from the Company to Mr. Dews, (6) Mr. Dews released the Company from all claims, estimated by Mr. Dews to total approximately $640,000, arising from or relating to the employment of Mr. Dews or the promissory note from the Company to Mr. Dews, including back wages relating to accrued but unused vacation pay, and (7) pursuant to a promissory note dated March 25, 1998, no stated interest, the Company agreed to pay to a former employee the amount of $68,250 in installments of $1,000 for 68 months on the tenth of each month beginning April 10, 1998, with the final payment of $250 being due on December 10, 2003. Attorney fees incurred by the Company as a result of negotiating the settlement with Mr. Dews were comprised of (1) the transfer of 390,454 shares of the Company's Common Stock and (2) $210,523 paid in cash.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date hereof, certain information regarding the Company's Common Stock beneficially owned by (i) each shareholder known by the Company to be the beneficial owner of five (5%) percent or more of the Company's outstanding Common Stock, (ii) each of the Company's directors, and (iii) all executive officers and directors as a group. As of the date hereof, there are 44,553,705 shares of Common Stock outstanding.



                                               Amount and Nature             Percentage of
                                                 of Beneficial                Outstanding
                           Name (1)              Ownership (2)             Shares Owned (2)
-------------------------------------------------------------------------------------------
W. Curtis Overstreet                             3,875,000 (3)                   6.39 %
Benjamin Swirsky                                 1,018,333 (4)                   1.68 %
Rick J. Johnson                                    968,750 (5)                   1.60 %
Mark C. Myers                                      300,000 (6)                   0.49 %
Joseph B. Meredith                                 775,000 (7)                   1.28 %
Deane Watson, Jr.                                  966,667 (8)                   1.59 %
Marcus A. Rowan                                  2,181,583 (9)                   3.60 %
Richard A. Gray, Jr.                             2,470,833 (10)                  4.07 %
All directors and executive officers
     as a group (8 persons)                     12,556,167                      20.71 %


--------------------------------

(1) Unless otherwise indicated below, the address of each person is c/o the Company at 12801 North Stemmons Freeway, Suite 710, Farmers Branch, Texas 75234. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that warrants or options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised.


(3) Mr. Overstreet is the Company's current President and CEO, as well as a Director. Includes 3,875,000 shares of Common Stock underlying options exercisable until May 31, 2000, at an exercise price of $0.20 per share.



(4) Mr. Swirsky is the Company's current Chairman. Includes 518,333 shares of Common Stock underlying options and warrants exercisable until May 31, 2002, at an exercise price of $0.20 per share.


(5) Mr. Johnson is the Company's current COO. Includes 968,750 shares of Common Stock underlying options exercisable at $0.20 per share anytime during employment.

(6) Mr. Myers is the Company's current CFO and Secretary. Includes 300,000 shares of Common Stock underlying options exercisable at $0.20 per share anytime during employment.


(7) Mr. Meredith is the company's current Vice President of Business Development. Includes 775,000 shares of Common Stock underlying options exercisable at $0.20 per share anytime during employment.



(8) Mr. Watson is a Director of the Company. Includes: (i) 316,667 shares of Common Stock underlying options and warrants exercisable until May 31,

         2002, at an exercise price of $0.20 per share, (ii) 100,000 shares of Common Stock underlying warrants exercisable until January 29, 2000, at an exercise price of $0.01 per share, (iii) 200,000 shares of Common Stock owned by The Watson Family Trust, and (iv) 100,000 shares of Common Stock owned by The Watson Family Trust underlying warrants exercisable until September 9, 2001, at an exercise price of $0.10 per share.

(9) Mr. Rowan is the Company's current Vice Chairman. Includes 1,806,583 shares of Common Stock underlying options and warrants exercisable until May 31, 2002, at an exercise price of $0.20 per share.

(10) Mr. Gray is a Director of the Company. Includes: (i) 370,833 shares of Common Stock underlying options and warrants exercisable until May 31, 2002, at an exercise price of $0.20 per share and (ii) 100,000 shares of Common Stock owned by The Gray Family Trust.

                            SELLING SECURITY HOLDERS

STOCK OWNERSHIP

The following table sets forth the name of each Selling Security Holder, the amount of shares of Common Stock (including shares of Common Stock underlying the Warrants) held directly or indirectly by each holder as of September 28, 1998, the amount of shares of Common Stock to be offered by each such holder, the amount of Common Stock to be owned by each such holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by each such holder following completion of such offering. As of the date of this Prospectus, there are 44,553,705 shares of Common Stock of the Company outstanding.


                                                                                                   Percentage
                                                                                 Shares to           to be
                                           Number of         Shares to            be Owned           Owned
                                            Shares              be                  After             After
        Name of Selling Security Holder     Owned            Offered              Offering          Offering
--------------------------------------------------------------------------------------------------------------
455885 B.C. Limited                        100,000            100,000                  0                  0
Richard A. Adler                           100,000            100,000                  0                  0
Elias Argyropoulos                          25,000             25,000                  0                  0
Atlas, Pearlman, Trop & Borkson P.A.        71,429             71,429                  0                  0
Philip Barretti                            152,858            152,858                  0                  0
Connie Benesch                              25,000             25,000                  0                  0
Larry Berkin                               175,000            175,000                  0                  0
Alan Best                                  100,000            100,000                  0                  0
Benjamin Blech                              25,000             25,000                  0                  0
Greg Bonkowski                              25,000             25,000                  0                  0
Robert R. Booker                           150,000            150,000                  0                  0
Daniel Boutcher                             33,500             33,500                  0                  0
Brillco Inc.                                25,000             25,000                  0                  0
Browning Living Trust                       50,000             50,000                  0                  0
A.R. Campbell                              100,000            100,000                  0                  0
Matthew Campbell                           382,000            382,000                  0                  0
James Carpenter                             71,429             71,429                  0                  0
Cautious Ventures                           71,429             71,429                  0                  0
Chao Ming Chang                            100,000            100,000                  0                  0
John Clark                                 500,000            500,000                  0                  0
Harvey H. Conger Trust #2                  250,000            250,000                  0                  0
Angela Coppola                             125,000            125,000                  0                  0
James Craig                                 71,429             71,429                  0                  0
Blakeney C. Davenport                      500,000            500,000                  0                  0
Robert Davenport                           750,000            750,000                  0                  0
David Dunning Children's Trust             250,000            250,000                  0                  0
Leslie David                               196,429            196,429                  0                  0
Richard G. Dews                          1,800,000            600,000          1,200,000                  *
Dreher Living Trust                         25,000             25,000                  0                  0
Robert Enright                             100,000            100,000                  0                  0
Richard Feldman                            214,287            214,287                  0                  0

Fred Fialkow                                     71,429             71,429                  0                  0
Richard Friedman                                285,716            285,716                  0                  0
Henry Gellis                                    181,000            181,000                  0                  0
GHK Corporation                               2,400,000          2,400,000                  0                  0
Lloyd G. Glazer                                  50,000             50,000                  0                  0
Brenda Gray                                     100,000            100,000                  0                  0
Gray Family Trust                               100,000            100,000                  0                  0
George D. Gray                                   50,000             50,000                  0                  0
Richard A. Gray, Jr                           2,050,000          2,050,000                  0                  0
Carrie Lee Green                                100,000            100,000                  0                  0
James Haberman                                   71,429             71,429                  0                  0
Bervin Hatton                                   250,000            250,000                  0                  0
C.R. Hefner, Jr                               1,437,500          1,437,500                  0                  0
Barry & Robin Helfan                            150,000            150,000                  0                  0
Robin Helfan                                     35,715             35,715                  0                  0
Helmbrist Investments, Ltd.                     246,429            246,429                  0                  0
Han Henning                                     142,858            142,858                  0                  0
Lorry Holotik                                   200,000            200,000                  0                  0
Charles B. Humphrey                             125,000            125,000                  0                  0
Sam W. Hunsaker                                 125,000            125,000                  0                  0
Herbert L. Hutner                                40,000             40,000                  0                  0
Innovative Research Associates, Inc.             35,000             35,000                  0                  0
Sheldon Inwentash                               300,000            300,000                  0                  0
Charles F. Irish, Jr                            125,000            125,000                  0                  0
Anders Jansson                                   71,429             71,429                  0                  0
Roy Johnson                                      25,000             25,000                  0                  0
Lance Johnston                                  640,000            640,000                  0                  0
Maurice Karlin                                   71,429             71,429                  0                  0
Edward P. King                                  126,000            125,000              1,000                  *
David J. Knust IRA                               50,000             50,000                  0                  0
Debbie A. Knust IRA                              50,000             50,000                  0                  0
Bill R. Kochwelp                                137,500            137,500                  0                  0
Chana Keussous                                  200,000            200,000                  0                  0
Elana Keussous                                  200,000            200,000                  0                  0
Richard Kuna                                     25,000             25,000                  0                  0
Benjamin Kraiem                                  40,000             40,000                  0                  0
Hal Kraiem                                       40,000             40,000                  0                  0
Jennifer Kraiem                                  40,000             40,000                  0                  0
Yehezkel Kraiem                                 280,000            280,000                  0                  0
Laudau Trust                                    142,858            142,858                  0                  0
Walter Lawrence                                  25,000             25,000                  0                  0
Jiin Jen Lee                                     71,429             71,429                  0                  0
Fred D. Levine                                  100,000            100,000                  0                  0
Paul Lewis                                       50,000             50,000                  0                  0
Bruce Light                                     250,000            250,000                  0                  0
Larry & Bruce Light                              71,429             71,429                  0                  0
Jeffrey Manchester                               96,429             96,429                  0                  0
Jeffrey Markowitz                               285,716            285,716                  0                  0
Ronda Mathews                                   100,000            100,000                  0                  0

Michelle McDonough                           100,000            100,000                  0                  0
Oliver M. Mendell                             40,000             40,000                  0                  0
James W. Meredith                            275,000            275,000                  0                  0
Dr. Milton Mintz                             125,000            125,000                  0                  0
MJ Capital Partners                           82,500             82,500                  0                  0
Steven J. Murfin                             150,000            150,000                  0                  0
Charlotte R. Nelson                           25,000             25,000                  0                  0
Noble Investment Company                     704,878            704,878                  0                  0
Darell Norris                                142,858            142,858                  0                  0
Norris Family Trust                          100,000            100,000                  0                  0
Allen Notowitz                               250,000            250,000                  0                  0
Odds on Inc. Retirement                      200,000            200,000                  0                  0
John V. Overstreet                            50,000             50,000                  0                  0
Scott Paterson                               500,000            500,000                  0                  0
Sean R. Phinney                               25,000             25,000                  0                  0
Phoenix Energy Companies, Inc.             3,500,000          3,500,000                  0                  0
Tom Pollock                                   85,714             85,714                  0                  0
Porter Partners, L.P.                      1,500,000          1,500,000                  0                  0
W. Christopher Price, S.S.P                  125,000            125,000                  0                  0
Pyrenees Capital Ltd.                        142,858            142,858                  0                  0
Quarry Bay Investments                       100,000            100,000                  0                  0
Remiad Management Securities Ltd.             50,000             50,000                  0                  0
Denae Richards                                50,000             50,000                  0                  0
Charles A. & Ann Q. Richey                   250,000            250,000                  0                  0
Diane Duvall Rogers                          250,000            250,000                  0                  0
John Rooney                                   71,429             71,429                  0                  0
Marci Rosenbaum                               50,000             50,000                  0                  0
Stephen Rosenbaum                             10,000             10,000                  0                  0
Norman Rothman                                71,429             71,429                  0                  0
Norman & Caryl Rothman                        71,429             71,429                  0                  0
Marcus A. Rowan                            1,860,750          1,860,750                  0                  0
Russell Post Properties                       71,429             71,429                  0                  0
Omer Schrock                                  79,829             71,429              8,400                  *
Dennis Schubert                               35,715             35,715                  0                  0
Ed Searcy                                     70,000             70,000                  0                  0
Seaview Investment Group Trust               100,000            100,000                  0                  0
David M. Sherer                              100,000            100,000                  0                  0
Shelly L. Skeen                               20,000             20,000                  0                  0
Thomas A. Slamecka                           250,000            250,000                  0                  0
Sydney Smith                                  21,000             21,000                  0                  0
J.C. Sterquell                               625,000            625,000                  0                  0
Linda C. Strugar                              30,000             30,000                  0                  0
Benjamin Swirsky                             697,500            697,500                  0                  0
TDF Management                                71,429             71,429                  0                  0
Joseph H. Thal                               125,000            125,000                  0                  0
Kenneth & Mollie Torbik                       50,000             50,000                  0                  0
Huitt Tracey                                  25,000             25,000                  0                  0
Richard B. Trull                              50,000             50,000                  0                  0
N. Mark Varel                                100,000            100,000                  0                  0

Paul Varrick                         25,000              25,000                   0                   0
James Vervack                       200,000             200,000                   0                   0
Lars Wahlin                         142,858             142,858                   0                   0
Deane Watson, Jr                    375,000             375,000                   0                   0
Watson Family Trust                 300,000             300,000                   0                   0
Joseph Wendling                      12,500              12,500                   0                   0
Lonnie L. Whiddon, M.D            2,500,000           2,500,000                   0                   0
Rick & Glenna Williams               50,000              50,000                   0                   0
Janet Witter                         47,250              47,250                   0                   0
Ya Ting Yan                         100,000             100,000                   0                   0
Ying Yang                            50,000              50,000                   0                   0
Fei Zhuang                           71,429              71,429                   0                   0
                                 ------------------------------
     Total                       35,780,869          34,571,469
                                 ==============================


----------------------------
    * Less than 2%

(1) In April 1996, the Company sold 91,000 shares of its Common Stock at prices between $1.50 and $1.75 per share for a total of $141,750 to two executive level employees. All of the shares of Common Stock included in such issuance are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(2) In December 1996, the Company issued 15,750 shares of its Common Stock at $2.00 per share for a total of $31,500 to an executive level employee pursuant to a stock option agreement dated July 31, 1996. All of the shares of Common Stock included in such issuance are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(3) In December 1996, the Company completed its $550,000 private offering of 7% Convertible Subordinated Debentures to accredited and/or sophisticated investors. Pursuant to terms of the offering, in January and February 1997, all of the Debentures were converted at per share prices of $0.09125 and $0.04875, resulting in the issuance of 10,291,534 shares of the Company's Common Stock. The offering was conducted by Noble Investment Company of Palm Beach which acted as the placement agent for the offering. In connection therewith, Noble, in consideration for serving as the placement agent for such offering, received warrants to purchase 204,878 shares of Common Stock exercisable at $0.25625 per share and 500,000 shares of Common Stock exercisable at $0.40 per share. Only the shares of Common Stock underlying the aforementioned warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(4) In June 1997, the Company granted a warrant to purchase up to 10,000 shares of its Common Stock at $0.35 per share to the holder of a short-term note. All of the shares of Common Stock underlying the aforementioned warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(5) In June 1997, the Company granted a warrant to purchase up to 25,000 shares of its Common Stock at $0.35 per share to Jeffrey C. Manchester, then a Director of the Company. All of the shares of Common Stock underlying the aforementioned warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(6) In September 1997, the Company issued 60,000 shares of its Common Stock at $0.01 per share for a total of $600 to the holder of a short-term note pursuant to a stock option agreement dated December 15, 1996. All of the shares of Common Stock included in such issuance are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(7) In September 1997, the Company granted a warrant to purchase up to 240,000 shares of its Common Stock at $0.70 per share to a consultant. All of the shares of Common Stock underlying the aforementioned warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(8) In October 1997, the Company completed its $500,000 private placement offering of its Common Stock at per share prices of $0.25 and $0.30 resulting in the issuance of 1,832,000 shares to 11 individual investors and the finder for the transaction. All of the shares of Common Stock included in such private offering are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(9) In November 1997, the Company completed its $1,112,500 private offering of non-convertible 10% Senior Secured Promissory Notes, including warrants to purchase an aggregate of 3,178,591 shares of the Company's Common Stock at $0.35 per share, to accredited and/or sophisticated investors. The offering was conducted by Noble Investment Company of Palm Beach which acted as the placement agent for the offering. In connection therewith, Noble, in consideration for serving as the placement agent for such offering, received $127,938. All of the shares of Common Stock underlying the aforementioned warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(10) During the first quarter of 1998, the Company issued 1,810,000 Common Stock purchase warrants to the holders of several short-term notes. The warrants are exercisable at per share prices ranging from $0.01 to $0.20. All of the shares of Common Stock underlying the aforementioned warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(11) In February 1998, the Company sold 125,000 shares of its Common Stock at $0.20 per share for a total of $25,000 to an individual investor. All of the shares of Common Stock included in such issuance are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(12) In March 1998, the Company granted a transferable warrant to purchase up to 600,000 shares of its Common Stock at $0.25 per share to Mr. Richard G. Dews, the Company's former President, CEO and majority shareholder. All of the shares of Common Stock underlying the aforementioned warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(13) In April 1998, the Company granted options to purchase up to 900,000 shares of its Common Stock at $0.20 per share to Mr. Mark C. Myers, the Company's Chief Financial Officer and Secretary. All of the shares of Common Stock underlying the aforementioned options are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(14) In May 1998, the Company completed its $4,500,500 private placement offerings of its Common Stock at $0.20 per share resulting in the issuance of 22,502,500 shares to 82 individual investors and Warrants to purchase up to 2,147,750 shares of the Company's Common Stock to the various finders for the transaction exercisable at $0.20 per share. All of the shares of Common Stock included in such private offering and underlying the aforementioned warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.


(15) In May 1998, the Company granted options to purchase up to an aggregate of 8,700,000 shares of its Common Stock at $0.20 per share to three executive officers of the Company (W. Curtis Overstreet, President and CEO, Rick J. Johnson, COO, and Joseph B. Meredith, Vice President of Business Development). All of the shares of Common Stock underlying the aforementioned options are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.


(16) In May 1998, the Company granted options to purchase up to an aggregate of 4,300,000 shares of its Common Stock at $0.20 per share to four directors of the Company (Benjamin Swirsky, Chairman of the Board, Deane Watson, Jr., Marcus A. Rowan, and Richard A. Gray, Jr.). All of the shares of Common Stock underlying the aforementioned options are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.

(17) In September 1998, the Company completed its $307,500 private offering of its Common Stock to 14 individual investors at $0.20 per share resulting in the issuance of 1,537,500 shares. In addition, the Company issued warrants to purchase an aggregate of 1,000,000 shares of the Company's Common Stock at $0.10 per share. All of the shares of Common Stock included in such private offering and underlying the aforementioned warrants are included in the shares of Common Stock listed above to be sold by the Selling Security Holders.


The Company has undertaken to maintain the Registration Statement current for a period of not less than nine months from the effective date of the Registration Statement of which this Prospectus is a part in order that sales of shares of Common Stock may be made by the Selling Security Holders. The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the Common Stock, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay selling commissions and expenses associated with any such sales by the Selling Security Holders. The Company has agreed to indemnify the Selling Security Holders against civil liabilities including liabilities under the Securities Act of 1933. The Selling Security Holders have advised the Company that sales of shares of their Common Stock may be made from time to time by or for the accounts of the Selling Security Holders in one or more transactions in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices.

                              PLAN OF DISTRIBUTION

The Shares offered hereby by the Selling Security Holders may be sold from time to time by the Selling Security Holders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchange, or in the over-the-counter market, or otherwise at prices and at terms then prevailing, or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, including, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face or other direct transactions between the Selling Security Holders and purchasers without a broker-dealer or other intermediary. In effecting sales, broker-dealers or agents engaged by the Selling Security Holders may arrange for other broker-dealers or agents to participate. Such broker- dealers may receive commissions or discounts from the Selling Security Holders in amounts to be negotiated immediately prior to the sale. Such broker-dealers and agents and any other participating broker-dealers or agents may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.

Upon the Company being notified by the Selling Security Holders that any material arrangement has been entered into with a broker-dealer, agent or underwriter for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, agent or underwriter, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (a) the name of each such broker-dealer, agent or underwriter, (b) the number of Shares involved, (c) the price at which such Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), agent(s) or underwriter(s) or other items constituting compensation or indemnification arrangements with respect to particular offerings, where applicable, (e) that such broker-dealer(s), agent(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

                            DESCRIPTION OF SECURITIES

GENERAL

The following description of the material terms of the Common Stock is subject to the Florida Act and to the provisions contained in the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and By-Laws.

The Company's authorized capital stock consists of 200,000,000 shares of Common Stock, no par value (the "Common Stock"), and 1,000,000 shares of Redeemable Convertible 12% Preferred Stock, $1,000.00 par value (the "Redeemable Preferred Stock"). Immediately prior to the Offering, there were outstanding 44,553,705 shares of Common Stock and no shares of Redeemable Preferred Stock. The Company has 780 shareholders of record.

COMMON STOCK

The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, and are not entitled to cumulate their votes in the election of directors. This means that holders of more than 50% of shares voting for the election of directors can elect all of the directors. The holders of 50% of the outstanding Common Stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of the Articles of Incorporation.

The Common Stock has no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions. Shares of Common Stock are not liable for further call or assessment.

Holders of shares of Common Stock are entitled to receive ratably any dividends as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and distribution to holders of preferred stock, if any.

PREFERRED STOCK

The Company is authorized to issue up to 1,000,000 shares of Redeemable Convertible 12% Preferred Stock (the "Redeemable Preferred Stock"), $1,000.00 par value per share, of which no shares are outstanding as of the date hereof. In addition to the Redeemable Preferred Stock, preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights, and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of the Board of Directors to issue preferred stock could discourage, delay or prevent a takeover of the Company.

ANTI-TAKEOVER PROVISIONS OF FLORIDA LAW

The Company may be subject to the control-share acquisition provisions of
Section 607.0902 of the Florida Act.

The control share acquisition provisions generally provide that control shares of an issuing public corporation acquired in a control share acquisition have no voting rights until voting rights are granted by a resolution approved by a majority of shares entitled to vote excluding control shares. Control share acquisition provisions apply to "Issuing Public Corporations" which are defined to include corporations with: (i) 100 or more shareholders, excluding all nominees or brokers; (ii) principal office in Florida; and (iii) more than 10% of its shares owned by Florida residents.

"Control Shares" are defined as shares that, when acquired and added to other shares owned by a person, enable that person to exercise voting power with respect to shares of an Issuing Public Corporation within the ranges of one-fifth to one-third, one-third to one-half, and one-half or more of the outstanding voting power. This term does not include all shares owned by the person but only those shares acquired to put the shareholder "over the top" with respect to that particular range. The Florida Act provides that shares acquired within any 90-day period either before or after purchase are considered to be one acquisition. Approval of voting rights requires: (i) approval by each class entitled to vote separately by majority vote and (ii) approval by each class or series entitled to vote separately by a majority of all votes entitles to be cast by that group excluding all Control Shares.

If an acquiring person proposes to make or has made a control share acquisition, he may deliver to the Issuing Public Corporation an acquiring person's statement ("APS"). The acquiring person may then request that the Issuing Public Corporation call a special meeting of the shareholders at the acquiring person's expense to consider granting rights to the Control Shares. If no APS has been filed, any Control Shares acquired in a Control Share acquisition by such person may, after 60 days has passed since the last acquisition of Control Shares, be redeemed at their fair market value. If an APS is filed, the shares are not subject to redemption unless the shares are not accorded full voting rights by shareholders. The effect and intent of the control share acquisition provision is to deter corporate takeovers. Therefore, it is more likely than not that control of the Company will remain in the hands of the existing principal shareholders. See "Principal Shareholders."

TRANSFER AGENT

The transfer agent for the Company is Interwest Transfer Company, P.O. Box 17136, Salt Lake City, Utah 84117.

                         SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this Prospectus, 44,553,705 shares of the Company's Common Stock are outstanding of which 2,451,653 shares will be "restricted securities," as such term is defined under the Securities Act of 1933, exclusive of the Common Stock to be sold pursuant to the Registration Statement of which this Prospectus is a part.

In general, Rule 144 (as presently in effect), promulgated under the Act, permits a shareholder of the Company who has beneficially owned restricted shares of Common Stock for at least one year to sell without registration, within any three-month period, such number of shares not exceeding the greater of 1% of the then outstanding shares of Common Stock or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume over a defined period of time, assuming compliance by the Company with certain reporting requirements of Rule 144. Furthermore, if the restricted shares of Common Stock are held for at least two years by a person not affiliated with the Company (in general, a person who is not an executive officer, director or principal shareholder of the Company during the three-month period prior to resale), such restricted shares can be sold without any volume limitation. Any sales of shares by shareholders pursuant to Rule 144 may have a depressive effect on the price of the Company's Common Stock.

                                  LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida.

Atlas, Pearlman, Trop & Borkson, P.A., which is listed as a selling security holder herein, owns 71,429 shares of Common Stock of the Company.

                                     EXPERTS

The financial statements of the Company appearing in this Prospectus have been audited by King Griffin & Adamson P.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, which contains an explanatory paragraph raising substantial doubt as to the Company's ability to continue as a going concern, and are included herein in reliance upon such report, given upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

The Company intends to furnish to its shareholders annual reports, which will include financial statements audited by independent accountants, and such other periodic reports as it may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street N.W., Washington D.C. 20549, a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission and copies of all or any part thereof may be obtained from the Commission's principal office at 450 Fifth Street N.W., Washington D.C. 20549, or at certain of the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, or 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's website (http://www.sec.gov). In addition, following approval of the Common Stock for quotation on The Nasdaq SmallCap Market, reports and other information concerning the Company may be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington D.C. 20006.

INDEX TO FINANCIAL STATEMENTS



                                                                        Page
                                                                        ---
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      F-2

AUDITED FINANCIAL STATEMENTS

         Consolidated Balance Sheets at December 31, 1997 and 1996      F-3

         Consolidated Statements of Operations for the Years Ended      F-4
                December 31, 1997 and 1996

         Consolidated Statements of Stockholders' Equity (Deficit)      F-5
                for the Years Ended December 31, 1997 and 1996

         Consolidated Statements of Cash Flows for the Years Ended      F-6
                December 31, 1997 and 1996

         Notes to Consolidated Financial Statements                     F-7
                                                                        through
                                                                        F-28

UNAUDITED FINANCIAL STATEMENTS

         Consolidated Balance Sheets at June 30, 1998 (unaudited),      F-29
                and December 31, 1997 (audited)

         Consolidated Statements of Operations for the Six Months       F-30
                Ended June 30, 1998 and 1997

         Consolidated Statements of Stockholders' Equity (Deficit)      F-31
                for the Six Months Ended June 30, 1998 and 1997

         Consolidated Statements of Cash Flows for the Six Months       F-32
                Ended June 30, 1998 and 1997

         Notes to Consolidated Financial Statements                     F-33
                                                                        Through
                                                                        F-36

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
MigraTEC, Inc. (Formerly One Up Corporation)

We have audited the consolidated balance sheets of MigraTEC, Inc. (Formerly One Up Corporation) and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MigraTEC, Inc. (Formerly One Up Corporation) and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses in 1997 and 1996, net capital deficiency and the outstanding contingencies raise substantial doubt about the Company's ability to continue as a going concern. Management plans as to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of the uncertainty.



                                                     KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
April 1, 1998

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
                           Consolidated Balance Sheets
                           December 31, 1997 and 1996


                                     ASSETS                                             1997               1996
                                                                                     -----------        -----------
CURRENT ASSETS
  Cash                                                                               $     4,076        $    36,939
  Accounts receivable - billed, net of allowance for
   doubtful accounts of $123,720 and $0 respectively                                     394,755            116,157
  Accounts receivable - unbilled                                                              --            203,070
  Shareholder advance                                                                      3,766              3,766
  Income tax refund receivable                                                                --            507,733
  Restricted cash                                                                         28,150                 --
  Deferred tax asset                                                                       9,024                 --
  Other current assets                                                                    16,600              4,827
                                                                                     -----------        -----------
 Total current assets                                                                    456,371            872,492

PROPERTY AND EQUIPMENT, NET                                                              452,555            843,226

OTHER ASSETS
  Financing fees                                                                         101,382             68,250
  Deferred tax asset                                                                          --             97,765
  Other assets                                                                            21,548              1,300
                                                                                     -----------        -----------
 Total other assets                                                                      122,930            167,315
                                                                                     -----------        -----------

 Total Assets                                                                        $ 1,031,856        $ 1,883,033
                                                                                     ===========        ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Cash overdraft                                                                     $   112,963        $        --
  Notes payable                                                                          275,000              2,053
  Transfer liability                                                                     187,500                 --
  Accounts payable                                                                       779,904            870,359
  Accrued expenses                                                                       404,258            303,003
  Obligation under capital lease                                                          25,267                 --
  Customer deposits in excess of unbilled receivables                                    171,365            678,450
  Shareholder advances                                                                    63,276             68,682
  Deferred tax liability                                                                      --             97,765
                                                                                     -----------        -----------
 Total current liabilities                                                             2,019,533          2,020,312

LONG-TERM LIABILITIES
  Long-term portion of notes payable, net of discount of $76,077                       1,036,423                 --
  Convertible debentures                                                                      --            525,000
  Long-term portion of obligation under capital lease                                     41,388                 --
  Deferred tax liability                                                                   9,024                 --
                                                                                     -----------        -----------
 Total long-term liabilities                                                           1,086,835            525,000

MINORITY INTEREST                                                                         (3,752)             5,632

COMMITMENTS AND CONTINGENCIES (NOTES 3, 10, 11, 12, 13, 15, 16 AND 17)

REDEEMABLE CONVERTIBLE 12% PREFERRED STOCK; $1,000 PAR VALUE; 1,000,000 SHARES
  AUTHORIZED; REDEEMABLE AT PAR VALUE PLUS CUMULATIVE DIVIDENDS;
  NONE ISSUED OR OUTSTANDING                                                                  --                 --

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock; no par value; 200,000,000 shares authorized;
 30,199,154 and 18,002,253 shares issued in 1997 and 1996, respectively                2,197,640          1,166,960
  Additional paid-in capital                                                             796,263            712,186
  Treasury stock, at cost (854,903 shares)                                            (1,068,629)        (1,068,629)
  Retained earnings (accumulated deficit)                                             (3,996,034)        (1,478,428)
                                                                                     -----------        -----------
 Total stockholders' equity (deficit)                                                 (2,070,760)          (667,911)
                                                                                     -----------        -----------
 Total Liabilities and Stockholders' Equity (Deficit)                                $ 1,031,856        $ 1,883,033
                                                                                     ===========        ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                               MIGRATEC, INC. AND
                                   SUBSIDIARY
                          (Formerly One Up Corporation)
                      Consolidated Statements of Operations
                     Years Ended December 31, 1997 and 1996

                                                                                      1997                1996
                                                                                  ------------        ------------
REVENUES                                                                          $  2,045,607        $  2,259,997
COSTS AND EXPENSES
  Salaries and benefits                                                              2,084,146           3,118,811
  Contract labor                                                                       672,475             835,204
  General and administrative                                                           340,665             723,932
  Advertising and marketing                                                             17,086              98,037
  Product costs                                                                             --               1,596
  Travel                                                                                39,749             465,530
  Rent                                                                                 186,899             386,106
  Depreciation and amortization                                                        233,962             317,036
  Insurance                                                                              5,025              16,662
  Legal and professional fees                                                          211,936             315,486
  Year 2000 program costs                                                              293,604                  --
  Provision for contract losses                                                          6,800                  --
  Bad debt expense                                                                     123,720                  --
  Loss on release of assets                                                            284,573                  --
  Merger, acquisition and consulting expenses                                               --             871,586
                                                                                  ------------        ------------
 Total operating expenses                                                            4,500,640           7,149,986
                                                                                  ------------        ------------

  Loss from operations
                                                                                    (2,455,033)         (4,889,989)

OTHER INCOME (EXPENSES)
  Interest income                                                                        1,281               7,312
  Interest income on shareholder advance                                                    --              33,522
  Gain on sale of assets                                                                 8,392                  --
  Interest expense                                                                    (156,175)            (45,263)
  Financing fees                                                                      (108,806)                 --
                                                                                  ------------        ------------
 Total other income (expenses)                                                        (255,308)             (4,429)

  Minority interest in income (loss) of
 consolidated subsidiary                                                                (9,384)                 39
                                                                                  ------------        ------------

  Loss before income taxes and extraordinary item
                                                                                    (2,700,957)         (4,894,379)

  Provision for income tax expense (benefit)                                                --          (1,177,227)
                                                                                  ------------        ------------

  Net loss before extraordinary item
                                                                                    (2,700,957)         (3,717,152)

  Extraordinary income from forgiveness of debt (net of income taxes of $0)            183,351                  --
                                                                                  ------------        ------------
  Net loss                                                                        $ (2,517,606)       $ (3,717,152)
                                                                                  ============        ============

Loss before income taxes and extraordinary item per common share                  $     (0.100)       $     (0.304)
                                                                                  ============        ============
Extraordinary gain per common share                                               $     (0.006)       $         --
                                                                                  ============        ============
Net loss per common share (basic and diluted)                                     $     (0.094)       $     (0.231)
                                                                                  ============        ============

                                                                                  ============        ============
Weighted average common shares and common
  equivalents outstanding (basic and diluted)                                       26,910,165          16,082,740
                                                                                  ============        ============




                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                               MIGRATEC, INC. AND
                                   SUBSIDIARY
                          (Formerly One Up Corporation)
            Consolidated Statements of Stockholders' Equity (Deficit)
                     Years Ended December 31, 1997 and 1996



                                            Common           Common       Preferred    Preferred
                                             Stock            Stock         Stock        Stock           Treasury
                                            Issued           Amount        Issued        Amount            Stock
                                          ------------   ------------   ------------  ------------      ------------
Balance at January 1, 1996, including
effect of stock split                       11,337,432    $     1,000            --    $        --             --
Issuance of stock for services rendered     2,267,486              --            --             --             --
Effect of reverse acquisition                1,660,350        106,220            37         37,000             --
Conversion of preferred stock to common
  stock                                         37,018         37,000           (37)       (37,000)            --
Issuance of stock in connection with
private placement for cash                     418,500        279,000            --             --             --
Issuance of stock related to various
consulting agreements and for cash           2,146,000        550,000            --             --             --
Issuance of stock to key employees for
cash                                           106,750        173,250            --             --             --
Treasury stock received in exchange for
  shareholder advances                              --             --            --             --       (854,903)
Issuance of stock to employees under the
  Employee Stock Purchase Plan for cash         28,717         20,490            --             --             --
Net loss                                            --             --            --             --             --
Balance at December 31, 1996                18,002,253      1,166,960            --             --       (854,903)
Issuance of stock to employees under the
  Employee Stock Purchase Plan for cash         13,367          5,080            --             --             --
Issuance of stock in connection with the
  conversion of debentures                  10,291,534        525,000            --             --             --
Issuance of stock in connection with the
  exercise of warrants for cash                 60,000            600            --             --             --
Issuance of stock in connection with
private placements for cash                  1,800,000        500,000            --             --             --
Issuance of stock for services rendered         32,000             --            --             --             --
Discount related to issuance of Secured
  Promissory Notes with Warrants                    --             --            --             --             --
Net loss                                            --             --            --             --             --
                                           -----------    -----------   -----------    -----------    -----------
Balance at December 31, 1997                30,199,154    $ 2,197,640            --             --       (854,903)
                                           -----------    -----------   -----------    -----------    -----------


                                                                      Retained
                                           Treasury    Additional     Earnings
                                             Stock       Paid-in    (Accumulated
                                            Amount       Capital      Deficit)       Total
                                          ------------ ------------ ------------- -------------

Balance at January 1, 1996, including
effect of stock split                      $        --    $    66,559   $ 2,393,321    $ 2,460,880
Issuance of stock for services rendered             --         67,000             --        67,000
Effect of reverse acquisition                       --         11,377      (154,597)            --
Conversion of preferred stock to common
  stock                                             --             --            --             --
Issuance of stock in connection with
private placement for cash                          --             --            --        279,000
Issuance of stock related to various
consulting agreements and for cash                  --        567,250            --      1,117,250
Issuance of stock to key employees for
cash                                                --             --            --        173,250
Treasury stock received in exchange for
  shareholder advances                      (1,068,629)            --            --     (1,068,629)
Issuance of stock to employees under the
  Employee Stock Purchase Plan for cash             --             --            --         20,490
Net loss                                            --             --    (3,717,152)     (3,717,152)
Balance at December 31, 1996                (1,068,629)       712,186    (1,478,428)      (667,911)
Issuance of stock to employees under the
  Employee Stock Purchase Plan for cash             --             --            --          5,080
Issuance of stock in connection with the
  conversion of debentures                          --             --            --        525,000
Issuance of stock in connection with the
  exercise of warrants for cash                     --             --            --            600
Issuance of stock in connection with
private placements for cash                         --             --            --        500,000
Issuance of stock for services rendered             --          8,000            --          8,000
Discount related to issuance of Secured
  Promissory Notes with Warrants                    --         76,077            --         76,077
Net loss                                            --             --    (2,517,606)    (2,517,606)
                                           -----------    -----------   -----------    -----------
Balance at December 31, 1997               $(1,068,629)   $   796,263   $(3,996,034)   $(2,070,760)
                                           ===========    ===========   ===========    ===========




                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                               MIGRATEC, INC. AND
                                   SUBSIDIARY
                          (Formerly One Up Corporation)
                      Consolidated Statements of Cash Flows
                     Years Ended December 31, 1997 and 1996


                                                                                     1997           1996
                                                                                 -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                      $(2,517,606)   $(3,717,152)
   Adjustments to reconcile net loss to net cash used by operating activities:
   Depreciation and amortization                                                     233,962        317,036
   Gain on sale of assets                                                             (8,392)            --
   Loss on release of assets                                                         284,573             --
   Assets given in lieu of wages, net                                                 14,233             --
   Bad debt expense                                                                  123,720             --
   Financing fees                                                                     68,250             --
   Merger, acquisition and consulting expenses paid for in stock                          --        567,250
   Deferred income tax expense (benefit)                                                  --       (127,556)
   Common stock issued for services                                                    8,000         67,000
   Minority interest                                                                  (9,384)           (39)
   Extraordinary income from forgiveness of debt                                    (183,351)            --
   Change in assets and liabilities:
   (Increase) decrease in accounts receivable - billed                              (402,318)       375,662
   (Increase) decrease in accounts receivable - unbilled                             203,070       (203,070)
   Increase in shareholder advance                                                        --        (33,522)
   (Increase) decrease in income tax refund receivable                               507,733       (507,733)
   Increase in restricted cash                                                       (28,150)            --
   (Increase) decrease in other current assets                                       (11,773)        10,157
   Increase in other assets                                                         (122,930)       (44,902)
   Increase in accounts payable                                                       92,896        693,674
   Increase in accrued expenses                                                      101,255        223,615
   Decrease in income taxes payable                                                       --       (603,214)
   Increase (decrease) in customer deposits                                         (507,085)       678,450
   Total adjustments                                                                 364,309      1,412,808
   Net cash used by operating activities                                          (2,153,297)    (2,304,344)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                               (46,726)       (81,567)
   Sales of property and equipment                                                    15,700             --
   Rebate from lessor for leasehold improvements                                          --        109,364
   Net cash provided (used) in investing activities                                  (31,026)        27,797

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase in cash overdraft                                                        112,963             --
   Proceeds from notes payable                                                       575,000        100,000
   Proceeds from transfer of accounts receivable with recourse                       187,500             --
   Proceeds from other debt financing                                              1,112,500        525,000
   Proceeds from issuance of common stock                                            505,680      1,022,740
   Payments under obligations of capital lease                                       (34,724)            --
   Proceeds from (repayment of) shareholder advances                                  (5,406)        63,076
   Repayment of notes payable                                                       (302,053)      (110,751)
   Net cash provided in financing activities                                       2,151,460      1,600,065

   Net decrease in cash                                                              (32,863)      (676,482)

Cash - beginning                                                                      36,939        713,421
                                                                                 -----------    -----------
Cash - ending                                                                    $     4,076    $    36,939
                                                                                 ===========    ===========
SUPPLEMENTAL DISCLOSURES:
   Interest paid                                                                 $    41,809    $    39,445
                                                                                 ===========    ===========
   Income taxes paid                                                             $        --    $    50,000
                                                                                 ===========    ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   Settlement of shareholder advances through purchase of treasury stock         $        --    $ 1,068,629
                                                                                 ===========    ===========
   Issuance of stock in connection with the conversion of debentures             $   525,000    $        --
                                                                                 ===========    ===========
   Equipment obtained under capital lease                                        $   101,379    $        --
                                                                                 ===========    ===========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                               MIGRATEC, INC. AND
                                   SUBSIDIARY
                          (Formerly One Up Corporation)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE 1.  BACKGROUND AND BUSINESS ACTIVITY

MigraTEC, Inc. (formerly New York Acquisitions, Inc.) was organized under the laws of the state of Florida on February 24, 1989. The company was a development stage enterprise until it acquired a privately-owned, Texas-based company on February 29, 1996. At that time, MigraTEC, Inc. ("MigraTEC") (then a privately-held Texas corporation) entered into a reverse acquisition agreement with New York Acquisitions, Inc., a publicly-held "shell" Florida corporation. MigraTEC became a wholly-owned subsidiary of the public company through the exchange of 11,337,432 shares on a post-split basis of the public company's common stock for all of the outstanding stock of MigraTEC. The name New York Acquisitions, Inc., was amended to One Up Corporation and then subsequently to MigraTEC, Inc. For accounting purposes, the reorganization of MigraTEC and the public company is regarded as an acquisition by the public company of all of the outstanding stock of MigraTEC, and is accounted for as a recapitalization of the public company with MigraTEC as the acquirer (a reverse acquisition). Accordingly, the historical financial statements are those of MigraTEC.

MigraTEC was founded January 7, 1991, by Richard G. Dews. The initial focus of the business was to provide contract computer programming education. A professional curriculum was developed as the foundation for these courses. By 1992, MigraTEC had developed and sold several software products, as well as further diversifying into consulting services and migration assistance for clients wishing to migrate their software from the Windows operating system to the IBM OS/2 platform. By 1993, MigraTEC had identified a need for an automated migration technique and developed its first set of software tools for that purpose. Initially, MigraTEC licensed the tools to IBM on an exclusive basis until December 31, 1995. During 1995, MigraTEC developed more advanced migration technologies and methodologies, the Company automated much of the migration process, allowing clients to migrate source code from Windows 16 bit to Windows 95 and NT, from OS/2 to Windows 95 and NT, and enhanced its capabilities to migrate Windows source code to OS/2. Since January 1996, MigraTEC has offered its migration services to the public, utilizing these new techniques, continuing in the development and sale of strategic applications software migration technology.

During 1997 the Company made a decision to reorient its strategic approach to exploit its technology as a product offering as opposed to a service offering. Consequently, since October 1997, the technical focus of the Company has been reoriented to concentrating on product development and building a technical marketing organization. Development efforts initiated in October 1997 have lead to MigraTEC currently launching a new flagship product for the Year 2000 analysis and remediation of desktop applications called MigraTEC2000. Additionally, during the fourth quarter R&D efforts have enabled the Company to market its Resource Migration Service, a service which provides a complete process for migrating resource files (containing dialog boxes and controls, icons, cursors, bitmaps and fonts) and their corresponding resource header files and

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 1.  BACKGROUND AND BUSINESS ACTIVITY (CONTINUED)

is supported by MigraTEC proprietary, automated resource migration utility which greatly reduces the time and effort traditionally required to manually migrate an application's resources.

MigraTEC is the parent of a majority owned foreign subsidiary, One Up Computer Services, Ltd. One Up Computer Services, Ltd., was incorporated under the laws of the Province of Ontario, Canada, in October 1992. Its operations primarily consisted of contract computer programming education that compliments the curriculum of MIGRATEC. The operations of One Up Computer Services, Ltd., in the past have not been significant to the operations of MigraTEC. Early in the first quarter of 1997, One Up Computer Services, Ltd., ceased operations.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of MigraTEC, the public company, and its majority owned foreign subsidiary, collectively referred to as the Company. Intercompany transactions and balances have been eliminated in consolidation.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation on the straight-line basis over the estimated useful lives of the related assets ranging from three to ten years. Leasehold improvements are amortized straight-line over the life of the improvements or the lease term if shorter.

Major repairs or replacements of property and equipment are capitalized. Maintenance, repairs and minor replacements are charged to operations as incurred.

Software Development Costs

The Company begins to capitalize software development costs after technological feasibility has been established. Software costs are amortized over the estimated economic life of the software from the time that a particular product is developed.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Year 2000

The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. The Company has examined the Year 2000 issue, and determined that it will not have a significant impact on its business, operations or its financial condition.

Income Taxes

Deferred income taxes are determined using the asset and liability method, under which deferred tax assets and liabilities are determined based on differences between financial accounting and tax basis of assets and liabilities. Income tax expense or benefit is the payable or refund for the period plus or minus the change during the period in deferred tax assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition

The Company recognizes revenue as services are performed in accordance with the terms as set forth in their contract agreements. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. At December 31, 1997 and 1996, accrued expenses include approximately $6,800 and $0, respectively, of additional direct labor costs that exceed related contract revenues.

Currency Translation

The functional currency translation of the majority owned subsidiary's assets, liabilities, revenues and expenses was insignificant to the Company's consolidated financial statements. Accordingly, the accompanying consolidated financial statements do not include translation gains and losses.

Statements of Cash Flows

For purposes of the statements of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Share

Loss per share has been computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. The effect of outstanding warrants and options on the net loss for 1997 and 1996 would be anti-dilutive and, accordingly, they are not included in the computation of weighted average shares for the years ended December 31, 1997 and 1996.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Included in the accompanying balance sheet is a deferred tax asset at December 31, 1997, of $1,268,226. Realization of that asset is dependent upon the Company generating sufficient future taxable income against which its loss carryforwards can be offset. The Company has recorded a 100% valuation allowance for this asset due to the uncertainty of generating future taxable income. That uncertainty could change if near-term estimates of future taxable income during the carryforward period are increased.

The Company recognizes revenue as services are performed. Estimated losses are recorded in the period determined. Revenue or losses could change if estimates of percentage complete on contracts changes due to delays or unforseen problems.

Stock-Based Compensation

The Company measures compensation cost for its stock-based compensation plans under the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The difference, if any, between the fair value of the stock on the date of grant over the amount received for the stock is accrued over the related vesting period. Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," requires companies electing to continue to use APB 25 to account for its stock-based compensation plan to make pro forma disclosures of net income (loss) and earnings (loss) per share as if SFAS 123 had been applied (See
Note 15).

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Adoption of New Accounting Standards

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which requires enterprises to report, by major component and in total, all changes in equity from non owner sources. The Statement is effective for the Company's fiscal year ended December 31, 1998, with earlier application permitted. The effect of adoption of this Statement, if any, will be limited to the form and content of the Company's disclosures and will not impact the Company's results of operations or financial position.

Reclassifications

Certain amounts recorded in prior periods have been reclassified to conform to the current classification.


NOTE 3.  GOING CONCERN UNCERTAINTY

As reflected in the accompanying consolidated financial statements, the Company incurred a net loss of $2,517,606 during 1997, and the Company's current liabilities exceed current assets in the amount of $1,563,162 at December 31, 1997. The Company's continued existence and plans for future growth are dependent in part upon its ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity, and in part on its ability to effectively penetrate the market for migration services and related products. If the Company is not able to successfully complete the private placements as planned, or obtain alternative funding, and generate additional sales revenues in the near term, the Company will be unable to continue as a going concern.

Beginning in March 1997, after assessing the Company's situation, new management (headed up by a new President and CEO) began implementation of its new business plan. During the second and third quarters of 1997, the Company's new management successfully implemented two 90-day plans. Aimed at improving the Company's economic situation, the 90-day "turn around" plan led to reductions in expenditures, stabilization of the work force, hiring of new management and sales teams, election of a new board of directors, and beginning the process of raising capital with the signing of the first of two Private Placement Memorandums (See Note 8). The second 90-day plan resulted in the signing of the second Private Placement Memorandum, restarting of the sales process, closing two sales contracts, and reestablishment of research and development activities.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 3.  GOING CONCERN UNCERTAINTY (CONTINUED)

During the fourth quarter of 1997, based on a decision to reorient its strategic approach to utilize its technology as a product offering as opposed to a service offering, the technical focus of the Company was reoriented to concentrating on product development and building a technical marketing organization. Development efforts initiated in October 1997 have lead to MigraTEC currently launching a new flagship product for the Year 2000 analysis and remediation of desktop applications called MigraTEC2000. Additional R&D efforts have enabled the Company to market its Resource Migration Service, a service which provides a complete process for migrating resource files (containing dialog boxes and controls, icons, cursors, bitmaps and fonts) and their corresponding resource header files and is supported by MigraTEC proprietary, automated resource migration utility which greatly reduces the time and effort traditionally required to manually migrate an application's resources.


Management expects that its efforts will move the Company forward with a focus on achieving profitability by the end of 1998. Management believes that the anticipated increase in revenues for 1998 coupled with a continued emphasis on controlling costs will position the Company to achieve improved earnings for 1999, although no assurances can be given regarding such increase.


Cash and the capital needed for R&D activities and continued growth remain a major concern. To continue to fund its operations for 1998, the Company is currently in the process of receiving the funds being raised from the private offerings which commenced in March 1998 (See Note 17). In addition, the Company is exploring a number of alternatives for a solution to its cash flow requirements, including obtaining additional financing through private offerings. However, no assurance can be given that such financing can be arranged or that the terms and conditions of such financing will be acceptable to the Company.


The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.


NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 1997 and 1996:

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 4.  PROPERTY AND EQUIPMENT (CONTINUED)

                                                        1997           1996
                                                 -----------    -----------
Furniture and equipment                          $   904,127    $   932,110
Equipment under capital lease                        101,379             --
Leasehold improvements                                30,746        410,512
                                                 -----------    -----------
                                                 $ 1,036,252    $ 1,342,622
                                                 -----------    -----------
Less accumulated depreciation and amortization      (583,697)      (499,396)
                                                 -----------    -----------
                                                 $   452,555    $   843,226
                                                 ===========    ===========

Depreciation expense for the years ended December 31, 1997 and 1996, was $232,662 and $303,586, respectively. Accumulated depreciation on equipment under capital lease was $38,017 and $0, as of December 31, 1997 and 1996, respectively.

Effective March 31, 1997, leasehold improvements with a net book value of $290,041 were released to the landlord as a result of the Company successfully negotiating the early termination of its lease for office facilities in Westlake, Texas, and moving to its present location in Farmers Branch, Texas (See Note 12).


NOTE 5.  CURRENT NOTES PAYABLE

In 1994, MigraTEC entered into an installment vehicle note payable to GMAC Financial Services. The note bore interest at 6.75% annually, had monthly principal and interest payments of $955, and was fully repaid at maturity in February 1997.

The short term notes payable at December 31, 1997, include the following:

     (i) a note payable of $100,000 to a third party, dated June 10, 1997, bearing interest at 16% per annum, collateralized by all assets owned or thereafter acquired, originally payable September 10, 1997, and subsequently extended to April 15, 1998;

     (ii) a note payable of $100,000 to a third party, dated August 25, 1997, bearing interest at 18% per annum, payable November 26, 1997; and

     (iii)a note payable of $75,000 to a third party, dated September 1, 1997, bearing interest at 18% per annum, payable November 30, 1997.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 6.  TRANSFER LIABILITY

In December 1997, the Company entered into an account purchase transaction agreement with Plano Bank & Trust whereby MigraTEC was to assign and sell with full recourse currently outstanding receivables arising from sales or services to customers and receive payment for up to $200,000 in receivables to be purchased by the Bank at a discount. According to terms and conditions of the Agreement, MigraTEC would receive 81.5% of the face amount of each receivable tendered to the Bank, net of the Bank's service charge (or discount) equal to 3.5% and net of a 15% reserve amount to be held in a restricted deposit account established for the purpose of the reserve amount. The outstanding liability under the Agreement is collateralized by a security interest in all accounts receivable and property of the Company's counsel, Deane Watson, Jr. The loan is guarnateed by Deane Watson, Jr. The balance outstanding of $187,500 as reflected in the accompanying financial statements at December 31, 1997, was paid in full subsequent to year end, and the Agreement was terminated effective March 23, 1998.


NOTE 7.  CAPITAL LEASE

The Company acquired office equipment under the provisions of a long term capital lease. For financial reporting purposes, minimum lease payments relating to the office equipment have been capitalized. The lease expires June 2000.

The future minimum lease payments under the capital lease and the net present value of the future minimum lease payments at December 31, 1997, are as follows:

                   1998                                   $ 29,156
                   1999                                     29,156
                   2000                                     14,578
                                                          --------
                  Total minimum lease payments              72,890
                                                          --------
                  Amount representing interest              (6,235)
                                                          --------
                  Net present value of the future minimum
                    lease payments (including current
                    portion of $25,267)                   $ 66,655
                                                          ========


NOTE 8.  SENIOR SECURED PROMISSORY NOTES

The long term portion of notes payable of $1,112,500, less the discount of $76,077, consists of Senior Secured Promissory notes issued during 1997 in two offerings.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 8.  SENIOR SECURED PROMISSORY NOTES (CONTINUED)

On June 16, 1997, the Company commenced the first of two offerings (the "Offering #1") which provided for up to 40 units of the Company's securities comprising $1,000,000 aggregate principal amount of non-convertible 10% Senior Secured Promissory Notes (the "Notes") and Common Stock Purchase Warrants (the "Warrants") to purchase an aggregate of 2,000,000 shares of the Company's common stock. The Notes mature on July 1, 1999, with interest payable semiannually commencing on January 31, 1998. The Warrants are exercisable at the lesser of market value at the time of the final closing (calculated as the average closing bid price for the prior ten trading days) or $0.50 per share. The Warrants are exercisable on or prior to the expiration date of July 1, 2000. The Offering #1 was offered by the Placement Agent on a "best efforts" basis. The Offering #1, which terminated August 31, 1997, after a 45 day extension, yielded net proceeds to the Company totaling $708,000.

On September 1, 1997, the Company commenced the second offering (the "Offering #2") under the same terms and conditions as that of Offering #1, except that Offering #2 provided for up to only 28 units of the Company's securities. The Offering #2, which terminated November 30, 1997, after a 45 day extension, yielded net proceeds to the Company totaling $276,563.

On October 31, 1997, the maximum exercise price of the Warrants for both the Offering #1 and the Offering #2 was reduced from $0.50 to $0.35 per share, thereby increasing the exercisable number of warrants from 1,600,000 and 625,000, respectively, to 2,285,728 and 892,863, respectively. As of the filing of this report, none of these Warrants has been exercised.

The Company recorded proceeds from the Notes and Warrants of $1,112,500 as notes payable of $1,036,423 and additional paid-in capital of $76,077. The Notes have been recorded at the discounted present value of the Notes at the estimated incremental borrowing rate of the Company of 14%. The value of the Warrants is represented by the remaining proceeds of $76,077. This has been reflected as a discount on the Notes which will be amortized over the term of the Notes.

As of December 31, 1997, accrued expenses includes $41,718 in interest, payable on January 31, 1998, related to the Notes.


NOTE 9.  INCOME TAXES

Deferred tax assets and liabilities at December 31, 1997, and December 31, 1996, consist of the following:

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 9.  INCOME TAXES (CONTINUED)

                                                         1997                1996
                                                     -----------         -----------
Current deferred tax asset                           $   106,424         $        --
Current deferred tax liability                           (22,745)            (97,765)
Valuation allowance                                      (74,655)                 --
Net cur  rent deferred tax asset (liability)         $     9,024         $   (97,765)
                                                     ===========         ===========

Noncurrent deferred tax asset                        $ 1,161,802         $   545,986
Noncurrent deferred tax liability                        (22,745)                 --
Valuation allowance                                   (1,148,081)           (448,221)
                                                     -----------         -----------
Net noncurrent deferred tax asset (liability)        $    (9,024)        $    97,765
                                                     ===========         ===========


The current deferred tax asset at December 31, 1997, results primarily from allowance for doubtful accounts and accrued salaries not deductible for tax purposes. The current and noncurrent deferred tax liability at December 31, 1997, results from an adjustment for the change from the cash to the accrual method for federal income tax purposes in a prior year. The noncurrent deferred tax asset results from differences in depreciation rates for book and federal income tax purposes, and from the benefit of net operating losses. The remaining net operating loss has a 100% valuation allowance recorded against it due to the uncertainty of generating future taxable income. The valuation allowance increased from December 31, 1996, to December 31, 1997, by $774,515.

The noncurrent deferred tax asset at December 31, 1996, results primarily from merger and acquisition costs capitalized for federal income tax purposes and the benefit of net operating losses. The net operating loss has a 100% valuation allowance recorded against it due to the uncertainty of generating future taxable income. The current deferred tax liability at December 31, 1996, results from the cash basis of accounting for federal income tax purposes versus the accrual basis for financial accounting purposes.

The components of the provision for federal income taxes for the years ended December 31, 1997 and 1996, are as follows:

                                   1997            1996
                                  -----        -----------
Current expense (benefit)         $  --        $(1,049,671)
Deferred expense (benefit)           --           (127,556)
                                  -----        -----------
                                  $  --        $(1,177,227)
                                  =====        ===========

The Company's income tax expense (benefit) for the years ended December 31, 1997 and 1996, differed from the statutory federal rate of 34 percent as follows:

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 9.  INCOME TAXES (CONTINUED)


                                                   1997                1996
                                               -----------         -----------
Statutory rate applied to income (loss)
  before income taxes                          $  (918,325)        $(1,664,089)
Increase (decrease) in income taxes:
  Penalties and interest                             1,847              64,588
  Valuation allowance                              838,274             448,221
  Extraordinary item                                62,339                  --
  Amounts not deductible for
 federal income tax purposes
 and other                                          15,865             (25,947)
                                               -----------         -----------
Income tax expense (benefit)                   $        --         $(1,177,227)
                                               ===========         ===========

At December 31, 1996, the Company owed $603,028 for income taxes (including accrued penalties and interest), related to 1995 operations, which was due March 15, 1996. The Company did not pay this expense due to anticipating the net operating loss for the year ended December 31, 1996. In January 1997, a portion of the 1996 net operating loss was carried back in order to recapture prior taxes paid, thereby generating a refund receivable for those prior taxes which was utilized, in part, to offset the entire 1995 tax liability (including penalties and interest).

In March 1997, the Company received the income tax refund (net of the $603,028 taxes due for 1995 discussed above) of $507,733 relating to the net operating loss generated during 1996. The portion of the net operating loss generated for the years ended December 31, 1996 and 1995, eligible to be carried forward to future years of approximately $1,275,000 will expire in 2011 and 2010. The net operating loss generated for the year ended December 31, 1997, of approximately $2,100,000 will expire in 2012.


NOTE 10.  RELATED PARTY TRANSACTIONS

During 1996, two shareholders/officers advanced amounts to the Company totaling $72,000. At December 31, 1997, the balance remaining due to the two shareholders was $63,276 plus $4,622 in accrued interest.

The Company has back wages due to a former officer of approximately $25,000 and $25,600 at December 31, 1997 and 1996, respectively.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 10.  RELATED PARTY TRANSACTIONS (CONTINUED)

On March 31, 1998, pursuant to the terms and conditions of an agreement reached with its former principal executive officer, Mr. Richard Dews (See Note 17), the Company paid $60,000 in full satisfaction of amounts previously loaned to the Company by Mr. Dews, of which the principal balance outstanding was $53,124 and accrued and unpaid interest due was $5,670. The principal balance and accrued interest at December 31, 1997, are included in the accompanying balance sheet as shareholder advance and accrued interest.


NOTE 11.  STOCKHOLDERS EQUITY (DEFICIT) AND STOCK OPTIONS

On January 30, 1997, and February 4, 1997, at effective per share prices of $0.09125 and $0.04875, respectively, all of the 7% Convertible Subordinated Debentures, which were issued pursuant to the October 30, 1996, Regulation S Offering Memorandum (the "Reg S Offering") (with an aggregate principal face value of $525,000), were converted to a combined total of 10,291,534 common shares.

In a matter related to the Reg S Offering, effective June 10, 1997, the Company reached an agreement with the Placement Agent for an amendment to their previous Placement Agreement whereby the Company agreed to reduce the exercise price of the warrants to purchase 250,000 of the Company's common stock from $1.00 to $0.50, and to grant new warrants to purchase an additional 250,000 shares of the Company's common stock at an exercise price of $0.50 per share. In addition, the Company negotiated with the Placement Agent for an amendment to their existing Consulting Agreement, reducing the monthly fee from $10,000 to $5,000 for the first twelve months and $7,500 for the second twelve months, a total reduction of $56,250 in consulting fees previously expensed by the Company. (To date, the Company has remitted no monthly fee amounts due under the Agreement, the entire balance of which is included in the Company's outstanding accounts payable.) Subsequent to year end, effective January 23, 1998, the placement agreement was further renegotiated resulting in a reduction of the exercise price of the warrants to $0.40 per share.

During the first quarter of 1997, pursuant to the Employee Stock Purchase Plan, employees purchased 13,367 shares of the Company's common stock valued at $5,080 based on the March 31, 1997, closing bid price of $0.38 per share. As of June 30, 1997, the end of the Plan's first fiscal year, 11,858 shares of common stock (representing the Company's 50% match due to participants who remain employed by the Company) were due to be issued subject to the provisions and vesting requirements as described in the Plan documents.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 11.  STOCKHOLDERS EQUITY (DEFICIT) AND STOCK OPTIONS (CONTINUED)

During the second quarter of 1997, management announced plans to terminate the Employee Stock Purchase Plan that the Company had adopted on July 1, 1996. As a result, employees who were participating in the Plan terminated their participation effective April 1, 1997, and all amounts previously withheld for the second quarter 1997 were refunded to the participants.

In 1997, the Company adopted a stock option plan, the 1997 Stock Option Plan, authorizing the issuance of incentive stock options, non statutory options and reload options to eligible persons as described in the Plan. Pursuant to the Plan, effective December 29, 1997, the Company granted stock options as follows:

    (i) to 20 existing employees to purchase 343,500 shares of the Company's common stock at $0.35 per share. The options were vested 41.67% at the grant date, vest an additional 1/48 each month thereafter, and expire one year after fully vested;

    (ii) to 12 existing employees to purchase 111,900 shares of the Company's common stock at $0.35 per share. The options were fully vested at the grant date, and expire April 30, 1999; and

    (iii)to eight new employees to purchase an aggregate total of 133,000 shares of the Company's common stock at $0.35 per share. The options vested 6.25% ninety days after each employee's date of hire, vest an additional 1/48 each month thereafter, and expire one year after fully vested.

During 1997, the Company granted stock warrants to two board members and two consultants to purchase an aggregate total of 200,000 shares of the Company's common stock at exercise prices ranging from $0.35 to $0.75 per share. The warrants were vested 100% at the grant date, and expire at dates ranging from March 31, 2000, to July 22, 2000.

Effective September 24, 1997, the Company granted stock warrants to a consultant to purchase 240,000 shares of the Company's common stock at an exercise price of $0.70 per share. The warrants vest 6.25% ninety days after the grant date, and vest an additional 1/48 each month thereafter. The options are exercisable upon vesting, and expire one year after 100% vested.

Pursuant to the terms and conditions of short-term loans made to the Company by certain investor groups, effective June 4, 1997, the Company granted stock warrants to purchase 10,000 shares of its common stock at an exercise price of $0.35 per share. The warrants were vested 100% at the option date, and expire June 3, 2000.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 11.  STOCKHOLDERS EQUITY (DEFICIT) AND STOCK OPTIONS (CONTINUED)

Substantially all options and warrants granted during 1997 have exercise prices which approximate fair value at the date of grant.

Pursuant to the terms and conditions of short-term loans made to the Company by certain investor groups, on September 3, 1997, the Company issued 60,000 shares of its common stock as a result of the exercise of warrants to purchase said shares at $0.01 per share.

Effective October 15, 1997, the Company issued to certain investor groups 1,832,000 shares of its common stock at $0.20 per share, under a private placement memorandum for total net cash proceeds of $500,000.

On March 31, 1998, pursuant to the terms and conditions of an agreement reached with its former principal executive officer, Mr. Richard Dews, effective March 25, 1998 (See Note 17), (1) the Company acquired from Mr. Dews 9,400,000 shares of the Company's Common Stock for $740,000, and (2) the Company issued to Mr. Dews a transferable option to purchase up to 600,000 shares of the Company's unregistered and free trading Common Stock at $0.25 per share. Additionally, pursuant to an agreement with the Company's legal counsel, the Company satisfied a portion of the attorney fees incurred by the Company as a result of negotiating the settlement with Mr. Dews through the transfer of 390,454 shares of the Company's Common Stock.


NOTE 12.  COMMITMENTS AND CONTINGENCIES

In May 1995, MigraTEC leased its former office facility located in Westlake, Texas, from IBM under a noncancelable operating lease, which was to expire April 2000. In March 1997, however, due to the forthcoming increase in rental rates per square foot to more than double the current rates coupled with the Company's need to reduce overhead and monthly expenses, MigraTEC's new management successfully negotiated a settlement for early cancellation of the lease. The terms of the agreement reached between MigraTEC and IBM included cancellation of the lease effective March 31, 1997, in turn for MigraTEC's payment of $20,000 to IBM in settlement of approximately $90,000 owed to IBM and the property management company for past due rent, utilities and other related expenses. In addition, MigraTEC released to the landlord leasehold improvements that it had previously made to the facility with a net book value of $290,041.

On April 7, 1997, MigraTEC leased its present office facility under a noncancelable operating lease, which expires April 30, 2000. Future minimum commitments under this lease are as follows:

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 12.  COMMITMENTS AND CONTINGENCIES (CONTINUED)


         Period ending December 31,
                  1998                                        $   127,800
                  1999                                            127,800
                  2000                                             42,600
                                                              -----------
                  Total                                       $   298,200
                                                              ===========



In May 1995, the Company leased two copiers from Danka under a noncancelable operating lease, which was to expire April 2000. The Company was forced to abandon the copiers effective March 31, 1997. At that time, the copiers were repossessed by Danka to be refurbished and sold with any difference between the proceeds and the remaining total payments on MigraTEC's lease ($90,679) to be charged back and billed to the Company at that time. On March 4, 1998, Copelco Credit Corporation, filed suit against the Company in District Court, Harris County, Texas, seeking payment for the remainder of the balance due under a contract for leased copier equipment in the amount of $90,763 plus attorney fees, court costs and interest. The suit alleges that the Company has defaulted under the terms of the lease by failing and refusing to pay monthly installment payments as they became due. The suit further alleges that Copelco has demanded return of the equipment, and that the Company has failed and refused to return the equipment and is wrongfully retaining possession of the equipment. The Company has filed its response to the lawsuit, and expects to begin negotiations to settle the suit for a lesser amount and/or reach favorable payment terms.

Beginning in April 1996, the Company entered into a series of one year lease agreements with AT&T for various computer equipment at an average monthly cost of approximately $12,000 for the first year. Under terms of the agreement, for each year thereafter that the Company renews its lease for the equipment, the monthly cost will be reduced by one-half the cost of the first year, to approximately $6,000 from this date forward.

During 1996 the Company entered into employment agreements with several key employees for a term of one year (automatically renewing each year), of which six remain employed by the Company to date. The total base salary of the six remaining employees is approximately $438,000.

Pursuant to provisions within the remaining key employee employment agreements, one employee was granted common stock options equal to his annual base salary. Such options, valued at 85% of the market value of the Company's common stock on July 1, 1996 ($4.75), must be exercised in the period from July 1, 1997, to June 20, 1998. The annual base salary of the employee as of the date the options were granted was approximately $105,000.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 12.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

During the first quarter of 1997, a key employee, who had entered into a one year employment agreement with the Company during 1996, was laid-off. Pursuant to terms of an amendment to the employment agreement, the Company is liable to the employee for severance pay equal to the employee's annual salary of approximately $70,000, which is currently included in accrued expenses. On March 25, 1998, the Company reached an agreement to pay this severance in sixty equal monthly installments beginning April 10, 1998 (See Note 17).

Effective April 10, 1997, the Company entered into a one year employment agreement with its newly elected President and CEO. The agreement includes provisions for an annual base salary of $90,000, incentives to earn additional compensation in the forms of salary increases and various performance bonuses upon meeting certain criteria, as stipulated in the agreement, and sales commissions. In addition, the agreement contains a provision granting options to purchase ten percent (10%) of the total number of common shares outstanding as of the date of the agreement at an exercise price of $0.37 per share, and includes an anti-dilutive clause which increases the number of options available for exercise upon recapitalization, stock split, stock dividend, or issuance of stock below fair market value. Fair market value is defined as the quoted OTC market price. The options vest at the rate of 25% after each six month period beginning April 10, 1997. Any unexercised options will expire four years after the vesting date, except as provided under special conditions and circumstances as noted in the agreement.

Effective June 2, 1997, the Company entered into a one year employment agreement with its Vice President of Business Development. The agreement includes provisions for an annual base salary of $75,000 and sales commissions. In addition, the agreement contains a provision granting options to purchase two percent (2%) of the total number of common shares outstanding as of the date of the agreement at an exercise price of $0.31 per share, and includes an anti-dilutive clause which increases the number of options available for exercise upon recapitalization, stock split, stock dividend, or issuance of stock below fair market value. Fair market value is defined as the quoted OTC market price. The options vest at the rate of 1/24 per month beginning June 2, 1997, and are exercisable at vesting at any time during employment, except as provided under special conditions and circumstances as noted in the agreement.

Effective June 13, 1997, the Company entered into a one year employment agreement with its Chief Operating Officer. The agreement includes provisions for an annual base salary of $125,000 and incentives to earn additional compensation in the forms of salary increases and various performance bonuses upon meeting certain criteria, as stipulated in the agreement. In addition, the agreement contains a provision granting options to purchase two percent (2%) of the total number of common shares outstanding as of the date of the agreement at an exercise price of $0.33 per share, and includes an anti-dilutive clause which increases the number of options available for exercise upon recapitalization, stock split, stock dividend, or issuance of

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 12.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

stock below fair market value. Fair market value is defined as the quoted OTC market price. The options vest at the rate of 1/24 per month beginning July 13, 1997, and are exercisable at vesting at any time during employment, except as provided under special conditions and circumstances as noted in the agreement.

The options granted under terms of the above employment agreements have exercise prices which approximate fair market value at the date of grant.

Effective June 20, 1997, Business Aircraft Leasing, Inc., was awarded a judgment in the state of Tennessee against the Company in the amount of $29,349 resulting from the suit filed on April 16, 1997, for Default, in Tennessee Judicial District Chancery Court, Nashville, Tennessee, seeking payment for unpaid fees relating to the Company's trade accounts payable plus attorney fees, litigation expenses and interest. On September 5, 1997, Business Aircraft filed in the Texas courts to attempt to enforce the judgment obtained in Tennessee. The case is presently in negotiations as the Company attempts to settle the amount of the judgment and/or reach favorable payment terms.

Effective November 11, 1997, Ciber, Inc., was awarded a judgment against the Company in the amount of $55,650 resulting from the suit filed on April 24, 1997, in District Court, Dallas County, Texas, seeking payment for unpaid fees relating to the Company's trade accounts payable plus attorney fees, costs of suit and interest. The case is presently in negotiations as the Company attempts to settle the amount of the judgment and/or reach favorable payment terms.

On February 4, 1997, Romac International, Inc., filed suit against the Company, for Breach of Contract, in District Court, Dallas County, Texas, seeking payment for unpaid fees relating to the Company's trade accounts payable in the amount of $137,448, plus attorney's fees and interest. On March 25, 1997, the Company filed its response, and is continuing to negotiate a settlement.

From January 15, 1997, to March 14, 1997, due to a lack of funds, the Company failed to pay earned but unused vacation pay to terminated employees (both layoffs and resignations) totaling $48,271 which was due and payable at the dates of termination. As of December 15, 1997, the Company had paid $35,722 representing the total amount due for unused vacation pay to all but two of the terminated employees. The remaining liability for the unpaid vacation pay is recorded in the accompanying financial statements as part of accrued liabilities.

On March 31, 1998, pursuant to the terms and conditions of an agreement reached with its former principal executive officer, Mr. Richard Dews, effective March 25, 1998 (See Note 17), Mr. Dews released the Company from all claims, estimated by Mr. Dews to total approximately $640,000, arising from or relating to the employment of Mr. Dews or the promissory note from

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 12.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

the Company to Mr. Dews, including back wages relating to accrued but unused vacation pay totaling $10,818.


NOTE 13.  CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments of the Company that are subject to credit risk are cash and trade accounts receivable. Approximately $367,750 of the net accounts receivable has been collected through the date of this report. The Company's accounts receivable balances are generally unsecured. In the event of complete nonperformance of accounts receivable, the maximum exposure to the Company is the recorded amount shown on the balance sheet.

For the year ended December 31, 1997, approximately 75% of the Company's gross revenues were earned from three customers, each of whom separately contributed 45%, 15% and 15% to the Company's total gross revenues for the year then ended.

For the year ended December 31, 1996, approximately 57% of the Company's gross revenues were earned from three customers, each of whom separately contributed 31%, 13% and 13% to the Company's total gross revenues for the year then ended.


NOTE 14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. Cash, trade accounts receivable, advance payment receivables, accounts payable, accrued liabilities and deposits and other liabilities are carried at amounts that reasonably approximate their fair values.


                                     December 31, 1997
                                 ------------------------
                                 Carrying          Fair
                                  amount           value
                                 ---------     ----------
Fixed rate debt, short term     $  275,000     $  275,000
                                ==========     ==========
Fixed rate debt, long term      $1,036,423     $1,036,423
                                ==========     ==========

The fair values of the Company's fixed rate debt have been estimated based upon relative changes in the Company's variable borrowing rates since origination of the fixed rate debt.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 15.  STOCK OPTIONS AND WARRANTS

Pursuant to the 1997 Stock Option Plan (the "1997 Plan"), and in accordance with certain employee and consultant agreements, the Company has issued stock options and warrants. The options under the 1997 Plan are all considered compensatory.

Following is a summary of warrant and option activity:


                                            Compensatory                        Warrant/Option Price
                                                                               ----------------------
                                        Options         Warrants      Total     Per Share       Total
-----------------------------------------------------------------------------------------------------
Outstanding at December 31, 1995      2,267,486              -      2,267,486     $0.0295      67,000
     Granted                           887,551      1,254,878       2,142,429      1.6149   3,459,750
     Canceled                          119,449        400,000         519,449      2.5267   1,312,500
     Exercised                        2,283,236       400,000       2,683,236      0.2417     648,500
                                     ----------     ----------     ----------     -------     -------
Outstanding at December 31, 1996        752,352       454,878       1,207,230      1.2970   1,565,750
     Granted                          4,701,255       440,000       5,141,255      0.3726   1,915,391
     Canceled                           730,346       250,000         980,346      1.4379   1,409,650
     Exercised                                -              -              -           -           -
                                     ----------     ----------     ----------     -------     -------
Outstanding at December 31, 1997      4,723,261       644,878       5,368,139     $0.3859  $2,071,491
                                     ==========     ==========     ==========     =======     =======


The outstanding stock options and warrants expire from June 20, 1998, through April 10, 2003.

The following summarizes information about compensatory options outstanding at December 31, 1997:


                                Outstanding Options                                        Options  Exercisable
------------------------------------------------------------------------------         -------------------------------------
                                                    Weighted Avg.
      Range of                    Number            Remaining          Weighted Avg.         Number          Weighted Avg.
  Exercise Prices                 Outstanding      Contractual Life    Exercise Price       Exercisable     Exercisable Price
---------------------          ------------------ ------------------ ------------------ ------------------ ------------------
Options with contractual
lives $0.35 to $4.0375              3,549,017          4.27 Years           $0.3882           1,018,258           $0.4533
Options without contractual lives
   $0.31 to $0.33                    1,174,244             n/a              $0.3200            269,078            $0.3191


The options issued without lives expire when the employees are terminated for any reason.

A summary of changes in the Company's non-compensatory options follows:


                                 Non-Compensatory  Weighted Average
                                      Options     Exercise Price
Outstanding at December 31, 1996             -                -
Granted                              3,748,591     $     0.3646
Exercised                               60,000           0.0100
Forfeited                                    -                -
                                     ---------     ------------
Outstanding at December 31, 1997     3,688,591     $     0.3703
                                     =========     ============

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 15.  STOCK OPTIONS AND WARRANTS (CONTINUED)

The options granted in 1997 and 1996 have exercise prices which approximate fair value at the date of grant and accordingly, no compensation cost has been recognized for compensatory stock options in the accompanying consolidated financial statements. Had compensation cost for the Company's stock options have been determined consistent with SFAS 123, the Company's net loss and income loss per share would have been adjusted to the pro forma amounts indicated below:


                                                                       Years ended December 31,
                                                                             1997             1996

Net income (loss)                   As reported                   $   (2,517,606)     $   (3,717,152)
                                                                  ==============      ==============
                                    Pro forma                     $   (3,180,214)     $   (4,154,309)
                                                                  ==============      ==============

Income (loss) per common share      As reported                   $       (0.094)     $       (0.231)
                                                                  ==============      ==============
                                    Pro forma                     $       (0.118)     $       (0.258)
                                                                  ==============      ==============

The fair value of each option grant is estimated on the date of grant using the Black-Scholes method option-pricing model.

The following assumptions were used for grants in 1997: dividend yield of 0%, volatility of 133%, risk free interest rate estimated as 6% with an expected life of 1 to 5 years.

The following assumptions were used for grants in 1996: dividend yield of 0%, volatility of 159%, risk free interest rates ranging from 5.125% to 6.125% over a two year period with an expected life of 2 to 3 years.

The model is based on historical stock prices and volatility which, due to the low volume of transactions, may not be representative of future price variances.


NOTE 16.  EMPLOYEE SAVINGS PLAN

Effective January 1, 1994, the Company adopted a discretionary 401(k) savings plan ("Plan") for its employees. This Plan is available to all employees meeting certain eligibility requirements, as further described in the Plan documents. No discretionary employer contributions were made for the years ended December 31, 1997 and 1996. Participants are 100% vested in the portion of the plan representing employee contributions. Participants vest 20% in employer contributions after two years of service (as defined by the Plan document) and 20% each year thereafter.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 17.  SUBSEQUENT EVENTS

Effective February 16, 1998, to better reflect its core business, the Company changed it's name from One Up Corporation to MigraTEC, Inc.

Subsequent to December 31, 1997, the Company entered into several short term notes payable with varying terms and maturities totaling $704,000.

Pursuant to the terms and conditions of certain short term loans made to the Company by certain investor groups, the Company granted 1,787,500 stock warrants, fully vested date of grant, to purchase shares of its common stock with varying exercise prices and terms. Additionally, on March 9, 1998, the Company issued 22,500 shares of its common stock as a result of the exercise of warrants to purchase shares at $0.01 per share.

Effective February 3, 1998, the Company issued to certain investor groups 125,000 shares of its common stock at $0.20 per share, under a private placement memorandum for total net cash proceeds of $25,000.

Effective April 1, 1998, the Company entered into a one year employment agreement with its Chief Financial Officer. The agreement includes provisions for an annual base salary of $125,000 and incentives to earn additional compensation in the forms of salary increases and various performance bonuses upon meeting certain criteria, as stipulated in the agreement. In addition, the agreement contains a provision granting options to purchase 900,000 shares of the Company's common stock at an exercise price of $0.20 per share. The options vest at the rate of 1/24 per month beginning April 1, 1998, and are exercisable at vesting at any time during employment, except as provided under special conditions and circumstances as noted in the agreement.

Pursuant to the 1997 Stock Option Plan, the Company granted stock options subsequent to December 31, 1997, to purchase an aggregate of 226,600 shares of the Company's common stock with varying exercise prices and terms.

Effective March 25, 1998, the Company reached an agreement with its former principal executive officer, Mr. Richard Dews, regarding actions of Mr. Dews as Chairman and CEO, efforts by Mr. Dews to sell shares of the Company's Common Stock, originally acquired and restricted pursuant to Rule 144 of the Act, and claims made against the Company by Mr. Dews totaling approximately $640,000. Pursuant to the agreement, which was finalized on March 31, 1998, (1) the Company acquired from Mr. Dews 9,400,000 shares of the Company's Common Stock for $740,000, (2) the Company agreed to file a registration statement or take other appropriate steps to allow free trading of the remaining shares owned by Mr. Dews, (3) the Company issued to Mr. Dews a transferable option to purchase up to 600,000 shares of the

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           December 31, 1997 and 1996


NOTE 17.  SUBSEQUENT EVENTS (CONTINUED)

Company's unregistered and free trading Common Stock at $0.25 per share, (4) the Company paid to Mr. Dews $60,000 in full satisfaction, including principal and accrued interest, of amounts previously loaned to the Company by Mr. Dews, (5) the Company released Mr. Dews from all claims arising from or relating to the employment of Mr. Dews or the promissory note from the Company to Mr. Dews, (6) Mr. Dews released the Company from all claims, estimated by Mr. Dews to total approximately $640,000, arising from or relating to the employment of Mr. Dews or the promissory note from the Company to Mr. Dews, including back wages relating to accrued but unused vacation pay, and (7) pursuant to a promissory note dated March 25, 1998, no stated interest, the Company agreed to pay to Marilyn Johnson the amount of $68,250 in installments of $1,000 for 68 months on the tenth of each month beginning April 10, 1998, with the final payment of $250 being due on December 10, 2003. Attorney fees paid by the Company as a result of negotiating the settlement with Mr. Dews were comprised of (1) the transfer of 390,454 shares of the Company's Common Stock and (2) $210,523 to be paid in cash.

On March 9, 1998, the Company entered into the first of two private offerings (the "Offering #1"). The Offering #1 provided for up to 17,500,000 shares of the Company's Common Stock for a maximum of $3,500,000. The Offering #1 was offered on a "best efforts" basis. The Offering #1, which terminated March 26, 1998, after an eight day extension, yielded gross proceeds to the Company totaling $2,831,000.

On March 30, 1998, the Company entered into the second private offering (the "Offering #2"). The Offering #2 provided for up to 8,500,000 shares of the Company's Common Stock for a maximum of $1,700,000. The Offering #2 is being offered on a "best efforts" basis. The Offering #2, which is scheduled to terminate April 15, 1998, may be extended for a period to be determined by the Company. As of the filing of this report, the Offering #2 has yielded gross proceeds to the Company totaling $1,143,000. The Company expects the Offering #2 to be fully subscribed.

The Company expects to pay placement fees by granting to the Placement Agent warrants for the purchase of the shares of Company's Common Stock equivalent to 10% of the total number of shares issued as a result of the two aforementioned private offerings. Any warrants granted will be exercisable at and will expire three years from the closing date of the Offering #2 at an exercise price of $0.20 per share.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
                           Consolidated Balance Sheets
                      June 30, 1998, and December 31, 1997
                                  (Unaudited)

                                                                                     (Unaudited)       (Audited)
                                      ASSETS                                          06/30/98         12/31/97
                                                                                     -----------      -----------
  CURRENT ASSETS
       Cash                                                                          $   619,333      $     4,076
       Accounts receivable, net of allowance for doubtful
            accounts of $0 and $123,720, respectively
                                                                                         249,616          394,755
       Shareholder advance
                                                                                           3,766            3,766
       Restricted cash                                                                      --             28,150
       Deferred tax asset
                                                                                           9,024            9,024
       Other current assets
                                                                                          20,428           16,600
                                                                                     -----------      -----------
            Total current assets                                                         902,167          456,371

  PROPERTY AND EQUIPMENT, NET                                                            347,605          452,555

  OTHER ASSETS
       Financing fees                                                                     69,397          101,382
       Other assets                                                                       46,548           21,548
                                                                                     -----------      -----------
            Total other assets                                                           115,945          122,930
                                                                                     -----------      -----------

            Total Assets                                                             $ 1,365,717      $ 1,031,856
                                                                                     ===========      ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
  CURRENT LIABILITIES
       Cash overdraft                                                                $      --        $   112,963
       Notes payable                                                                        --            275,000
       Transfer liability                                                                   --            187,500
       Accounts payable                                                                  296,807          779,904
       Accrued expenses                                                                  250,972          404,258
       Obligation under capital lease                                                     25,714           25,267
       Customer deposits in excess of unbilled receivables                                  --            171,365
       Shareholder advances                                                                1,356           63,276
                                                                                     -----------      -----------
            Total current liabilities                                                    574,849        2,019,533

  LONG-TERM LIABILITIES
       Long-term portion of notes payable, net of discount of $25,369 and
         $76,077, respectively                                                         1,087,131        1,036,423
       Long-term portion of obligation under capital lease                                27,081           41,388
       Deferred tax liability                                                              9,024            9,024
                                                                                     -----------      -----------
            Total long-term liabilities                                                1,123,236        1,086,835

  MINORITY INTEREST                                                                       (3,752)          (3,752)

  COMMITMENTS AND CONTINGENCIES

  REDEEMABLE CONVERTIBLE 12% PREFERRED STOCK; $1,000 PAR VALUE; 1,000,000                   --               --
       SHARES AUTHORIZED; REDEEMABLE AT PAR VALUE PLUS CUMULATIVE DIVIDENDS;
       NONE ISSUED OR OUTSTANDING

  STOCKHOLDERS' EQUITY (DEFICIT)
       Common stock; no par value; 200,000,000 shares authorized; 53,271,108 and
            30,199,154 shares issued at June 30, 1998, and December 31, 1997, respectively
                                                                                       6,765,128        2,197,640
       Additional paid-in capital                                                        796,263          796,263
       Treasury stock, at cost (10,254,903 and 854,903 shares, respectively)          (1,808,629)      (1,068,629)
       Retained earnings (accumulated deficit)                                        (6,081,378)      (3,996,034)
                                                                                     -----------      -----------
            Total stockholders' equity (deficit)                                        (328,616)      (2,070,760)
                                                                                     -----------      -----------

            Total Liabilities and Stockholders' Equity (Deficit)                     $ 1,365,717      $ 1,031,856
                                                                                     ===========      ===========


        The accompanying notes are an integral part of these consolidated financial statements.

                       ONE UP CORPORATION AND SUBSIDIARY
                          (Formerly One Up Corporation)
                      Consolidated Statements of Operations
                     Six Months Ended June 30, 1998 and 1997
                                   (Unaudited)

                                                      Three Months Ended                   Six Months Ended
                                                    1998              1997              1998             1997
                                                ------------      ------------      ------------      ------------
Revenues                                        $    315,411      $     23,219      $    774,440      $    712,061

Costs and expenses
 Salaries and benefits                               567,359           441,419         1,078,635         1,041,742
 Contract labor                                      173,256           130,073           473,437           189,291
 General and administrative                           69,327           142,600           131,190           197,172
 Advertising and marketing                            43,811             4,665            60,779             5,076
 Travel                                                8,803             4,003            11,455            18,791
 Rent                                                 31,950            30,732            63,900            51,933
 Depreciation and amortization                        48,900            41,274            97,800           113,554
 Legal and professional fees                          65,464            64,019           369,005           155,361
 Year 2000 program costs                             321,585              --             637,629              --
 Bad debt expense                                       --                --               1,725           123,720
 Loss on release of assets                              --                --                --             284,573
 Provision for contract losses                          --             182,061              --             182,061
                                                ------------      ------------      ------------      ------------
  Total operating expenses                         1,330,455         1,040,846         2,925,555         2,363,274
                                                ------------      ------------      ------------      ------------

 Loss from operations                             (1,015,044)       (1,017,627)       (2,151,115)       (1,651,213)

Other income (expense)
 Interest income                                       5,385               245             5,530               741
 Gain (loss) on sale of assets                        (2,950)             --              (2,950)              892
 Interest expense                                    (57,790)           (9,002)         (161,168)          (25,989)
 Financing fees                                      (23,988)             --             (31,985)          (68,250)
                                                ------------      ------------      ------------      ------------
  Total other income (expense)                       (79,343)           (8,757)         (190,573)          (92,606)

 Minority interest in (income) loss of
  consolidated subsidiary                               --                --                --               9,384
                                                ------------      ------------      ------------      ------------

 Loss before income taxes and
  extraordinary item                              (1,094,387)       (1,026,384)       (2,341,688)       (1,734,435)

 Provision for income tax expense (benefit)             --                --                --              23,182
                                                ------------      ------------      ------------      ------------

 Net loss before extraordinary item               (1,094,387)       (1,026,384)       (2,341,688)       (1,757,617)

 Extraordinary income from forgiveness
  of debt (net of income taxes of $0)                251,094              --             256,344              --
                                                ------------      ------------      ------------      ------------

 Net loss                                       $   (843,293)     $ (1,026,384)     $ (2,085,344)     $ (1,757,617)
                                                ============      ============      ============      ============

Loss before income taxes and extraordinary
 item per common share                          $     (0.026)     $     (0.037)     $     (0.064)     $     (0.068)
                                                ============      ============      ============      ============
Extraordinary income per common share           $      0.006      $       --        $      0.007      $       --
                                                ============      ============      ============      ============
Net loss per common share (basic and
  diluted)                                      $     (0.020)     $     (0.037)     $     (0.057)     $     (0.069)
                                                ============      ============      ============      ============

Weighted average common shares and common
 equivalents outstanding                          41,987,145        27,452,251        36,442,256        25,527,525
                                                ============      ============      ============      ============


              The accompanying notes are an integral part of these
                             financial statements.

                         MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
            Consolidated Statements of Stockholders' Equity (Deficit)
                     Six Months Ended June 30, 1998 and 1997
                                   (Unaudited)



                                             Common          Common     Preferred  Preferred
                                             Stock           Stock        Stock      Stock
                                             Issued          Amount      Issued      Amount
                                             ----------     ----------  ----------   ----------
Balance at January 1, 1997                   18,002,253     $1,166,960     --        $       --

Issuance of stock to employees under the
 Employee Stock Purchase Plan for cash           13,367          5,080     --                --

Issuance of stock in connection with the
 conversion of debentures                    10,291,534        525,000     --                --

Net loss                                           --             --       --                --
                                             ----------     ----------  ----------   ----------

Balance at June 30, 1997                     28,307,154     $1,697,040     --        $       --
                                             ==========     ==========  ==========   ==========


Balance at January 1, 1998                   30,199,154     $2,197,640     --        $       --

Issuance of stock in connection with the
 exercise of warrants for cash                   22,500            225     --                --

Issuance of stock in connection with
 private offerings for cash                  22,627,500      4,525,500     --                --

Treasury stock received in exchange for
 cash                                              --             --       --                --

Issuance of stock for services rendered         390,454         30,738     --                --

Issuance of stock in connection with the
 exercise of options for cash                    31,500         11,025     --                --

Net loss                                           --             --       --                --
                                             ----------     ----------  ----------   ----------

Balance at June 30, 1998                     53,271,108     $6,765,128     --        $       --
                                             ==========     ==========  ==========   ==========


                                                                                                Retained
                                                                Treasury        Additional      Earnings
                                              Treasury           Stock           Paid-in     (Accumulated
                                                Stock           Amount           Capital        Deficit)           Total
                                             -----------      -----------      -----------     -----------      -----------
Balance at January 1, 1997                      (854,903)     $(1,068,629)     $   712,186     $(1,478,428)     $  (667,911)

Issuance of stock to employees under the
 Employee Stock Purchase Plan for cash              --               --               --              --              5,080

Issuance of stock in connection with the
 conversion of debentures                           --               --               --              --            525,000

Net loss                                            --               --               --        (1,757,617)      (1,757,617)
                                             -----------      -----------      -----------     -----------      -----------

Balance at June 30, 1997                        (854,903)     $(1,068,629)     $   712,186     $(3,236,045)     $(1,895,448)
                                             ===========      ===========      ===========     ===========      ===========


Balance at January 1, 1998                      (854,903)     $(1,068,629)     $   796,263     $(3,996,034)     $(2,070,760)

Issuance of stock in connection with the
 exercise of warrants for cash                      --               --               --              --                225

Issuance of stock in connection with
 private offerings for cash                         --               --               --              --          4,525,500

Treasury stock received in exchange for
 cash                                         (9,400,000)        (740,000)            --              --           (740,000)

Issuance of stock for services rendered             --               --               --              --             30,738

Issuance of stock in connection with the
 exercise of options for cash                       --               --               --              --             11,025

Net loss                                            --               --               --        (2,085,344)      (2,085,344)
                                             -----------      -----------      -----------     -----------      -----------

Balance at June 30, 1998                     (10,254,903)     $(1,808,629)     $   796,263     $(6,081,378)     $  (328,616)
                                             ===========      ===========      ===========     ===========      ===========




                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                         MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
                      Consolidated Statements of Cash Flows
                     Six Months Ended June 30, 1998 and 1997
                                   (Unaudited)

                                                                           1998            1997
                                                                       -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                              $(2,085,344)     $(1,757,617)
 Adjustments to reconcile net loss to net
  cash provided (used) by operating activities:
  Depreciation and amortization                                             97,800          113,554
  Gain (loss) on sale of assets                                              2,950             (892)
  Loss on release of assets                                                   --            284,573
  Assets given in lieu of wages                                               --             14,233
  Bad debt expense                                                           1,725          123,720
  Financing fees                                                            31,985           68,250
  Amortization of discount                                                  50,708             --
  Common stock issued for services                                          30,738             --
  Minority interest                                                           --             (9,384)
  Change in assets and liabilities:
   (Increase) decrease in accounts receivable                              143,414          (84,568)
   Decrease in unbilled revenue                                               --            163,970
   Decrease in income tax refund receivable                                   --            507,733
   Decrease in restricted cash                                              28,150             --
   Increase in other current assets                                         (3,828)            (500)
   Increase in other assets                                                (25,000)         (33,048)
   Increase (decrease) in accounts payable                                (483,097)         247,743
   Increase (decrease) in accrued expenses                                (153,286)         313,679
   Decrease in customer deposits in excess of unbilled receivables        (171,365)        (294,619)
                                                                       -----------      -----------
  Total adjustments                                                       (449,106)       1,414,444
                                                                       -----------      -----------
  Net cash used by operating activities                                 (2,534,450)        (343,173)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Sales of property and equipment                                             4,200            8,200
                                                                       -----------      -----------
  Net cash provided in investing activities                                  4,200            8,200

CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in cash overdraft                                              (112,963)            --
  Proceeds from notes payable                                              704,000          350,000
  Proceeds from transfer of accounts receivable with recourse               77,500             --
  Proceeds from other debt financing                                          --            100,000
  Proceeds from issuance of common stock                                 4,536,750            5,080
  Payments under obligations of capital lease                              (13,860)            --
  Repayment of shareholder advances                                        (61,920)          (2,053)
  Repayment of notes payable                                              (979,000)        (200,000)
  Repayment of transfer liability                                         (265,000)            --
  Purchase of treasury stock                                              (740,000)            --
                                                                       -----------      -----------
   Net cash provided in financing activities                             3,145,507          253,027
                                                                       -----------      -----------
   Net increase (decrease) in cash                                         615,257          (81,946)

Cash - beginning                                                             4,076           36,939
                                                                       -----------      -----------
Cash - ending                                                          $   619,333      $   (45,007)
                                                                       ===========      ===========
SUPPLEMENTAL DISCLOSURES:
   Interest paid                                                       $   119,297      $     9,797
                                                                       ===========      ===========
   Income taxes paid                                                   $      --        $      --
                                                                       ===========      ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   Issuance of stock in connection with the conversion of              $      --        $   525,000
   debentures
                                                                       ===========      ===========
   Equipment obtained under capital lease                              $      --        $   101,379
                                                                       ===========      ===========



                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 1998
                                   (Unaudited)


NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared by MigraTEC, Inc., pursuant to the rules and regulations of the Securities and Exchange Commission and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 1998, and the results of operations and cash flows for the six months ended June 30, 1998 and 1997. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 1997, including the accompanying notes. The results of operations for the interim period shown are not necessarily indicative of the results for the entire fiscal year ending December 31, 1998.


NOTE 2.  BUSINESS ACTIVITY

On February 29, 1996, MigraTEC, Inc. (formerly One Up Corporation) ("MigraTEC"), a Texas corporation, entered into a reverse acquisition agreement with New York Acquisitions, Inc., a publicly held "shell" Florida corporation. MigraTEC became a wholly-owned subsidiary of the public company through the exchange of 11,337,432 shares on a post-split basis of the public company's common stock for all of the outstanding stock of MigraTEC. The name New York Acquisitions, Inc., was amended to One Up Corporation.

Effective February 16, 1998, to better reflect its core business, the Company changed its name from One Up Corporation to MigraTEC, Inc.


NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Pronouncements

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which establishes new guidance for the reporting and display of comprehensive income and its components. In July 1997, the FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement expands certain reporting and disclosure requirements for segments from current standards. In February 1998, the FASB issued Statement No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This Statement revises employers' disclosures about pension and other postretirement benefit plans. It does not

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 1998
                                   (Unaudited)


NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Pronouncements (Continued)

change the measurement or recognition of those plans. The Company is not required to adopt these Statements until December 1998 and does not expect the adoption of these standards to result in material changes to previously reported amounts.

In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that all derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The accounting provisions for qualifying hedges allow a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that the Company must formally document, designate, and assess the effectiveness of transactions that qualify for hedge accounting. The Company is not required to adopt this Statement until January 2000. The Company has not determined its method or timing of adopting this Statement or the impact on its financial statements. However, when adopted this Statement could increase volatility in reported earnings and other comprehensive income of the Company.

Reclassifications

Certain amounts recorded in prior periods have been reclassified to conform to the current classification.


NOTE 4.  GOING CONCERN UNCERTAINTY

As reflected in the accompanying consolidated financial statements, the Company incurred a loss from continuing operations of $2,341,688 for the six months ended June 30, 1998. The Company's continued existence and plans for future growth are dependent in part upon its ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity, and in part on its ability to effectively penetrate the market for software migration services, related products, and Year 2000 software products and services. If the Company is not able to achieve break-even, obtain additional or alternative funding, or generate sufficient sales revenues in the near term, the Company will be unable to continue as a going concern.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 1998
                                   (Unaudited)


NOTE 4.  GOING CONCERN UNCERTAINTY (CONTINUED)

Recently, the Company began reengineering its business focus, shifting its strategic approach to exploiting its technology through the development of strategic relationships. To continue to fund its operations for 1998, the Company successfully commenced two private offerings in March 1998 which, in the opinion of management, yielded gross proceeds to the Company sufficient to fund operations until such time that product revenues begin to ramp up. Management anticipates that its efforts will move the Company forward with a focus on achieving improved operating performance by the end of 1998. The anticipated increase in revenues coupled with a continued emphasis on controlling costs should position the Company to achieve improved results for 1999, although no assurances can be given regarding such increase.

The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.


NOTE 5.  STOCKHOLDERS' EQUITY (DEFICIT) AND STOCK OPTIONS

Pursuant to the 1997 Stock Option Plan ("1997 Plan"), during the second quarter of 1998, the Company has granted stock options to 28 employees to purchase an aggregate of 447,600 shares of the Company's common stock with varying exercise prices and terms. The options under the 1997 Plan are all considered compensatory. The outstanding stock options issued expire from May 1, 2003, through July 15, 2003.

Effective April 1, 1998, pursuant to the terms of a one year employment agreement, the Company granted options to purchase 900,000 shares of the Company's common stock at an exercise price of $0.20 per share to its Chief Financial Officer. The options vest at the rate of 1/24 per month beginning April 1, 1998, and are exercisable at vesting at any time during employment.

Effective April 30, 1998, the exercise price of 500,000 warrants (previously granted to the Placement Agent for the Regulation S Offering, which commenced in November 1996 to raise debt financing) was reduced from $0.50 to $0.40 per share.

Effective May 1, 1998, the Company granted stock options to three officers to purchase an aggregate of 9,000,000 shares of the Company's common stock at $0.20 per share. The options were 50% vested at May 1, 1998, and vest an additional 1/24 at the end of each month thereafter.

                          MIGRATEC, INC. AND SUBSIDIARY
                          (Formerly One Up Corporation)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 1998
                                   (Unaudited)


NOTE 5.  STOCKHOLDERS' EQUITY (DEFICIT) AND STOCK OPTIONS (CONTINUED)

Vested options are exercisable at any time during employment. These new options replace those which had been previously granted, and have now been canceled, during the second quarter of 1997 to the three officers at per share prices ranging from $0.31 to $0.37, and which contained an anti-dilutive clause that increased the number of options available for exercise upon recapitalization, stock split, stock dividend, or issuance of stock below fair market value. These new options contain no such anti-dilutive clause. In addition, the options previously granted vested over a shorter period of time, and would have been fully vested by June 13, 1999. At April 15, 1998, the number of options that would have been available to the three officers pursuant to the canceled second quarter 1997 grant totaled 6,010,859.

Effective May 1, 1998, the Company granted stock warrants to four directors to purchase an aggregate of 4,300,000 shares of the Company's common stock at $0.20 per share. The warrants vest 1/24 at the end of each month beginning May 31, 1998, and expire on May 31, 2002. Approximately one-fourth of these new warrants replace those that had been previously granted to the chairman of the board during the second quarter of 1997. The warrants previously granted (which were to purchase 50,000 shares of the Company's common stock at $0.35 per share, were fully vested at date of grant, and expired after three years) have now been canceled.

Effective May 29, 1998, the Company issued 31,500 shares of its common stock to a former employee upon exercise of options previously granted to purchase shares at $0.35 per share.


NOTE 6.  SUBSEQUENT EVENTS

Effective July 1, 1998, the Company granted, to various individuals who had either been involved as Placement Agents in the two March 1998 private stock offerings or who had furnished consulting services to the Company, stock warrants to purchase an aggregate of 2,147,750 shares of the Company's common stock at $0.20 per share. The warrants are fully vested at the date of grant, and are exercisable on or before July 1, 2001.

No dealer, sales representative, or any other person has
been authorized to give any information or to make any
representations other than those contained in this
Prospectus and, if given or made, such information or
representation must not be relied upon as having been
authorized by the Company or any of the Underwriters. This
Prospectus does not constitute an offer of any securities
other than those to which it relates or an offer to                               MIGRATEC, INC.
sell, or a solicitation of any offer to buy, to any person
in any jurisdiction where such an offer or solicitation
would be unlawful. Neither the delivery of this Prospectus
nor any sale made hereunder shall, under any circumstances,
create an implication that the information set forth herein
is correct as of any time subsequent to the date hereof.



                               TABLE OF CONTENTS



                                                        Page
Prospectus Summary ..................................    4
The Company .........................................    4
The Offering and Outstanding Securities .............    6
Summary Consolidated Financial Information...........    7
Risk Factors ........................................    8
Price Range of Common Stock .........................   16
Dividend Policy .....................................   18                      34,571,469 Shares of
Capitalization ......................................   18                          Common Stock
Use of Proceeds .....................................   19
Management's Discussion and Analysis of Financial
 Condition and Results of Operations ................   20
Business ............................................   27
Management ..........................................   33
Summary Compensation Table ..........................   37
Certain Transactions ................................   41
Principal Shareholders ..............................   43
Selling Security Holders ............................   45                          PROSPECTUS
Plan of Distribution ................................   52
Description of Securities ...........................   53                       October 20, 1998
Shares Eligible for Future Sale .....................   55
Legal Matters .......................................   55
Experts .............................................   55
Additional Information ..............................   55
Index to Financial Statements .......................  F-1